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                                                              Exhibit 2.2

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                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                        ENTEX INFORMATION SERVICES, INC.

                             ENTEX ACQUISITION CORP.


                                       AND


                               RANDOM ACCESS, INC.


                            Dated as of May 15, 1995


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
                                       TABLE OF CONTENTS

SECTION                                                                                   PAGE

                                           ARTICLE I


        THE MERGER
               Section 1.01.  The Merger...................................................  1
               Section 1.02.  Effective Time...............................................  1
               Section 1.03.  Effect of the Merger.........................................  2
               Section 1.04.  Articles of Incorporation; By-Laws...........................  2
               Section 1.05.  Directors and Officers.......................................  2

                                          ARTICLE II


        CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES
               Section 2.01.  Conversion of Securities.....................................  2
               Section 2.02.  Conversion of Sub Common Stock...............................  2
               Section 2.03.  Exchange of Company Certificates and Cash....................  3
               Section 2.04.  Stock Transfer Books.........................................  4
               Section 2.05.  Company Options..............................................  4
               Section 2.06.  Dissenting Shares............................................  4
               Section 2.07.  Closing......................................................  5

                                          ARTICLE III


        REPRESENTATIONS AND WARRANTIES OF THE COMPANY
               Section 3.01.  Organization and Qualification...............................  5
               Section 3.02.  Capitalization...............................................  5
               Section 3.03.  Subsidiaries.................................................  6
               Section 3.04.  Authorization................................................  6
               Section 3.05.  SEC Filings..................................................  6
               Section 3.06.  No Conflicts.................................................  7
               Section 3.07.  Consents and Approvals.......................................  7
               Section 3.08.  Financial Statements.........................................  8
               Section 3.09.  Absence of Certain Changes or Events.........................  8
               Section 3.10.  No Undisclosed Material Liabilities..........................  9
               Section 3.11.  Proxy Statement..............................................  9
               Section 3.12.  Fairness Opinion............................................. 10
               Section 3.13.  Brokers and Finders.......................................... 10
               Section 3.14.  Environmental Matters........................................ 10

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                                       (i)

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
               Section 3.15.  Litigation................................................... 11
               Section 3.16.  ERISA Compliance............................................. 11
               Section 3.17.  Tax Matters.................................................. 12
               Section 3.18.  Change in Control Payments................................... 13
               Section 3.19.  Other Information............................................ 13
               Section 3.20.  Intellectual Property........................................ 13
               Section 3.21.  Insurance Coverage........................................... 14
               Section 3.22.  Inventory.................................................... 14
               Section 3.23.  Certain Transactions......................................... 14
               Section 3.24.  Contracts.................................................... 15
               Section 3.25.  Personnel.................................................... 15
               Section 3.26.  Compliance with Laws......................................... 16
               Section 3.27.  Expenses..................................................... 16

                                          ARTICLE IV

        REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB
               Section 4.01.  Organization and Power....................................... 16
               Section 4.02.  Authorization................................................ 16
               Section 4.03.  No Conflicts................................................. 17
               Section 4.04.  Consents and Approvals....................................... 17
               Section 4.05.  Proxy Statement.............................................. 17
               Section 4.06.  Financing of the Merger...................................... 17

                                           ARTICLE V

        COVENANTS AND AGREEMENTS
               Section 5.01.  Conduct of Business Between Execution of this Agreement and the
                  Effective Time........................................................... 18
               Section 5.02.  Consolidated Net Worth....................................... 20
               Section 5.03.  Mutual Covenants............................................. 21
               Section 5.04.  Access to Information; Confidentiality....................... 22
               Section 5.05.  Meeting of Shareholders...................................... 22
               Section 5.06.  Proxy Statement.............................................. 22
               Section 5.07.  Hart-Scott-Rodino Filing..................................... 22
               Section 5.08.  Public or Shareholder Communications......................... 23
               Section 5.09.  Additional Agreements........................................ 23
               Section 5.10.  Closing Conditions........................................... 23
               Section 5.11.  Parent Shareholder Approval.................................. 23
               Section 5.12.  No Solicitation.............................................. 23
               Section 5.13.  Distribution Agreement....................................... 24
               Section 5.14.  Indemnification.............................................. 24
               Section 5.15.  Directors' and Officers' Insurance........................... 24

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                                      (ii)

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
                                          ARTICLE VI

        CONDITIONS TO CONSUMMATION OF THE MERGER
               Section 6.01.  Conditions to Each Party's Obligation to Effect the Merger... 25
               Section 6.02.  Additional Conditions to the Obligations of the Company...... 25
               Section 6.03.  Additional Conditions to the Obligations of Parent and Sub... 26

                                          ARTICLE VII

        TERMINATION; AMENDMENT; WAIVER
               Section 7.01.  Termination.................................................. 28
               Section 7.02.  Effect of Termination........................................ 28
               Section 7.03.  Amendment.................................................... 28
               Section 7.04.  Waiver....................................................... 29

                                         ARTICLE VIII

        FEES AND EXPENSES/GENERAL PROVISIONS
               Section 8.01.  Fees and Expenses............................................ 29
               Section 8.02.  Survival of Representations and Warranties................... 30
               Section 8.03.  Notices...................................................... 31
               Section 8.04.  Headings..................................................... 32
               Section 8.05.  Exhibits, Schedules and Annexes.............................. 32
               Section 8.06.  Counterparts................................................. 32
               Section 8.07.  Governing Law................................................ 32
               Section 8.08.  Pronouns..................................................... 32
               Section 8.09.  Time Periods................................................. 32
               Section 8.10.  No Strict Construction....................................... 32
               Section 8.11.  Entire Agreement............................................. 32
               Section 8.12.  Severability................................................. 32
               Section 8.13.  Successors and Assigns....................................... 33


                                 LIST OF SCHEDULES AND ANNEXES
SCHEDULES

3.02         Capitalization
3.03         Matters Concerning Subsidiaries
3.05         Matters Concerning SEC Filings
3.06         No Conflicts
3.07         Consents and Approvals
3.09         Certain Changes or Events
3.14         Environmental Matters
3.15         Company Litigation

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                                      (iii)

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
3.16         ERISA Compliance
3.17         Tax Matters
3.18         Change in Control Payments
3.20         Intellectual Property Matters
3.21(a)      Insurance Policies
3.21(b)      Insurance Claims
3.23         Certain Transactions
3.24(a)      Contracts
3.24(b)      Defaults Under Contracts
3.25         Personnel
3.27         Expenses
5.01         Conduct of Business between Execution of Agreement and Effective Time
5.02(e)      Calculation of Tangible Net Worth

ANNEXES
Annex A        Shareholder Agreement
Annex B        Form of Opinion of Reid & Priest LLP
Annex C        Consulting Agreement with Bruce A. Milliken
Annex D        Employment Agreement with Richard A. Crawford, Jr.
Annex E        Purchase Agreement among the Company, Total Access LLC and Bruce A.
               Milliken
Annex F        Form of Opinion of Stroock & Stroock & Lavan



                                      (iv)

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  AGREEMENT AND PLAN OF MERGER, dated as of May 15, 1995 (this "Agreement"), by and among ENTEX INFORMATION SERVICES, INC., a Delaware corporation ("Parent"), ENTEX Acquisition Corp., a Colorado corporation and a wholly owned subsidiary of Parent ("Sub"), and RANDOM ACCESS, INC., a Colorado corporation (the "Company").

  WHEREAS, the parties desire that Sub be merged (the "Merger") with and into the Company, pursuant to which the Company will become a wholly owned subsidiary of Parent, all upon the terms and conditions contained herein and in accordance with the Colorado Business Corporation Act (the "Colorado Act");

  WHEREAS, the Board of Directors of each of Parent, Sub and the Company deems the Merger to be in the best interests of each of Parent, Sub, the Company and their respective shareholders;

  WHEREAS, in order to induce Parent and Sub to enter into this Agreement, simultaneously with the execution hereof, Bruce A. Milliken ("Milliken"), the Chairman of the Board and a principal shareholder of the Company, and Parent have executed a Shareholder Agreement, substantially in the form of Annex A hereto, pursuant to which, among other things, Milliken has agreed not to transfer the Shares (as hereinafter defined) beneficially owned by him except as permitted by the terms of such Shareholder Agreement, and to vote the Shares beneficially owned by him in favor of the approval of the Merger.

  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:


                                    ARTICLE I

                                   THE MERGER

  Section 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Colorado Act, at the Effective Time (as defined in Section 1.02), Sub shall be merged with and into the Company, whereupon the Company will become a wholly owned subsidiary of Parent. As a result of the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). The name of the Surviving Corporation shall, by virtue of the Merger, remain "Random Access, Inc."

  Section 1.02. Effective Time. As promptly as reasonably practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by filing articles of merger (the "Articles of Merger") with the Secretary of State of the State of Colorado, in such form as required by, and executed in



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accordance with the relevant provisions of the Colorado Act (the date and time of such filing being the "Effective Time").

  Section 1.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the Colorado Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Sub and the Company shall become the debts, liabilities and duties of the Surviving Corporation.

   Section 1.04. Articles of Incorporation; By-Laws. The Articles of Incorporation of the Company as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, unless and until duly amended, altered or repealed. The By-Laws of the Company as in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation, unless and until duly amended, altered or repealed.

   Section 1.05. Directors and Officers. The directors of Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation, and the officers of Sub shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.


                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

   Section 2.01. Conversion of Securities. (a) Each share of common stock, $0.0001 par value, of the Company (the "Shares") issued and outstanding immediately prior to the Effective Time, other than Shares owned by Parent, Sub or any other wholly owned subsidiary of Parent or held in the treasury of the Company, all of which shall be cancelled (collectively, the "Cancelled Shares"), and Shares held by Dissenting Shareholders (as defined in Section 2.06 hereof) (collectively, the "Dissenting Shares"), shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive $3.50 net to the holder in cash (the "Merger Consideration"), payable to the holder thereof, without interest thereon, upon the surrender of the certificate representing such Share.

   Section 2.02. Conversion of Sub Common Stock. Each share of common stock, par value $0.0001 per share, of Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchangeable into one (1) share of common stock of the Surviving Corporation and each certificate evidencing ownership of any shares of capital stock of Sub shall evidence ownership of the same number of shares of common stock of the Surviving Corporation.



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

   Section 2.03.  Exchange of Company Certificates and Cash.

      (a) Deposit of Merger Consideration. As of the Effective Time, Parent or Sub shall deposit, or cause to be deposited, with or for the account of a bank or trust company (the "Exchange Agent") selected by Parent prior to the Effective Time, for the benefit of the holders of the Shares (other than Canceled Shares and Dissenting Shares), for exchange in accordance with this
Article II, through the Exchange Agent, cash in the aggregate amount required to be exchanged for the Shares (other than Canceled Shares and Dissenting Shares) pursuant to Section 2.01 (the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Exchange Fund to holders of the Shares (other than Canceled Shares and Dissenting Shares). The Exchange Fund shall not be used for any other purpose. Any interest, dividends or other income earned on the investment of the Exchange Fund while held by the Exchange Agent shall be for the account of Parent.

      (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Parent will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding Shares (other than Dissenting Shares) (the "Certificates"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment in cash therefor. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor cash in an amount equal to the product of the number of Shares represented by such Certificate multiplied by the Merger Consideration, and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, cash may be paid in accordance with this Article II to a transferee if the Certificate evidencing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.03, each Certificate shall represent for all purposes after the Effective Time only the right to receive upon such surrender the Merger Consideration in cash multiplied by the number of Shares evidenced by such Certificate, without any interest thereon; and all other rights of such holder as a shareholder of the Company shall cease at the Effective Time, except as otherwise required by the Colorado Act.

       (c) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Shares for 180 days after the Effective Time shall be delivered to Parent, upon demand, and any holders of Shares who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their claim for the Merger Consideration to which they are entitled pursuant to this Agreement. Neither Parent nor the Company shall be liable to any holder of the Shares for any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

      (d) Withholding Rights. Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as Parent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Parent.

   Section 2.04. Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares thereafter on the records of the Company. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be cancelled and converted into the right to receive the Merger Consideration in cash multiplied by the number of Shares evidenced by such Certificate.

   Section 2.05. Company Options. At the Effective Time (and subject to the effectiveness of the Merger), each option to purchase Shares shall be canceled in consideration of the payment by the Company to each holder thereof of an amount in cash equal to the extent (if any) by which the Merger Consideration exceeds the exercise price per share payable under such option, multiplied by the number of Shares subject to such option. All incentive stock option plans and non-qualified stock option plans maintained by the Company, and each option issued under any of such plans, shall be amended, to the extent necessary, to incorporate the terms of the preceding sentence and to delete any inconsistent provisions thereof regarding the treatment of such options as a consequence of the Merger. Parent shall be entitled to cause the Company to withhold for amounts otherwise payable pursuant to this Section 2.05 any amount required to be withheld under applicable tax laws.

   Section 2.06. Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, any issued and outstanding Shares held by a person (a "Dissenting Shareholder") who objects to the Merger and complies with all the provisions of the Colorado Act concerning the right of shareholders of the Company to dissent from the Merger and require appraisal of their Shares shall not be converted as described in Section 2.01 but shall become the right to receive such consideration as may be determined to be due to such Dissenting Shareholder pursuant to the Colorado Act. If after the Effective Time, such Dissenting Shareholder withdraws his demand for appraisal or fails to perfect or otherwise loses his right of appraisal, in any case pursuant to the Colorado Act, his Shares shall be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration, without interest. The Company shall give Parent (i) prompt notice of any demands for appraisal of Shares received by the Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle, offer to settle or otherwise negotiate any such demands.

   Section 2.07. Closing. The closing of the Merger will take place at 10:00 a.m. not later than the third business day after the day on which there shall have been satisfaction or waiver of the conditions set forth in Article VI, at the offices of Reid & Priest LLP, 40 West 57th Street, New York, New York 10019, unless another date or place is agreed to in writing by the parties hereto.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to Parent and Sub as follows:

   Section 3.01.  Organization and Qualification.

      (a) Organization and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. The Company has all requisite power and authority, corporate and otherwise, to carry on its business as it is now being conducted and to own, lease and operate its assets.

      (b) Qualification. The Company is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction where the character of its properties, owned or leased, or the nature of its activities make such qualification necessary, except where the failure to be so qualified will not be reasonably likely to have an effect which is material and adverse to the business, financial condition or results of operations of the Company and its Subsidiaries (as hereinafter defined) taken as a whole (a "Company Material Adverse Effect").

      (c) Articles of Incorporation and By-Laws. The Company has heretofore delivered to Parent complete and correct copies of the Company's Articles of Incorporation, as amended, and By-Laws, as amended, each as currently in effect.

   Section 3.02. Capitalization. The authorized capital stock of the Company, together with a description of treasury securities and a description of all securities issued and outstanding as of May 9, 1995 is as set forth on Schedule
3.02 attached hereto. All securities identified on Schedule 3.02 as being issued and outstanding securities are validly issued, fully paid and nonassessable. Except as set forth on Schedule 3.02, there is no outstanding option, warrant, right, call, subscription or other agreement or commitment which (a) calls for the issuance, sale, pledge or other disposition of any shares of capital stock of the Company or any securities convertible or exchangeable into, or other rights to acquire, any shares of capital stock of the Company, (b) obligates the Company to make any payments with respect to appreciation in shares of its capital stock, (c) obligates the Company to grant, offer or enter into any of the foregoing, or (d) relates to the voting, transfer or control of such capital stock, securities or rights. Schedule 3.02 sets forth the exercise price of each stock option currently outstanding.



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

   Section 3.03. Subsidiaries. Except as set forth in Schedule 3.03 attached hereto, each Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power to carry on its business as it is now being conducted. Each Subsidiary is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not have a Company Material Adverse Effect. Other than Total Access Limited Liability Company, a Colorado Limited Liability Company ("Total Access"), which is 88%-owned by the Company, all of the outstanding shares of capital stock of each are validly issued, fully paid and nonassessable and owned directly or indirectly by the Company free and clear of all liens, claims or encumbrances and were not issued in violation of any preemptive right. There are no existing options, calls or commitments of any character relating to the issued or unissued capital stock of any Subsidiary, or any securities convertible into, or exchangeable or exercisable for, or otherwise evidencing the right to acquire, any shares of capital stock of any Subsidiary. For purposes of this Agreement, the term "Subsidiary" of the Company shall mean any corporation or other entity a majority of whose outstanding voting stock or ownership interests entitled to vote for the election of directors or other governing body is at the time owned by the Company and/or one or more other Subsidiaries. The Subsidiaries listed on
Schedule 3.03 are inactive, and do not have liabilities of any kind whatsoever (absolute, accrued, or contingent), other than liabilities of the Company guaranteed by them, in excess of $10,000 in the aggregate.

   Section 3.04. Authorization. The Company has all requisite corporate power to enter into this Agreement, and all other documents and instruments to be executed and delivered by it in connection herewith, and to carry out its obligations hereunder and thereunder. Except with respect to the approval by the shareholders of the Company of this Agreement and the Merger (a) the execution and delivery of this Agreement and the due consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company, and (b) this Agreement constitutes (and each document and instrument contemplated by this Agreement, when executed and delivered in accordance with the provisions hereof, will constitute) a valid and legally binding agreement of the Company enforceable in accordance with its terms. The affirmative vote of the holders of two-thirds of the Shares is the only vote of any class or series of capital stock of the Company necessary to approve the Merger.

   Section 3.05.  SEC Filings.

      (a) Except as set forth on Schedule 3.05 attached hereto, the Company has filed with the Securities and Exchange Commission (the "SEC") all required reports, schedules, forms, statements and other documents from February 28, 1992 through the date hereof, including (i) the annual reports on Form 10-K for all fiscal years ended during such period, (ii) the quarterly reports on Form 10-Q required for all fiscal quarters during such period, (iii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the shareholders of the Company held during such period and (iv) all of its other reports, statements,



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

schedules and registration statements filed with the SEC during such period (the "SEC Documents").

      (b) As of its filing date or, if amended, as of the date of its amendment, as the case may be, each such report, proxy or information statement (as amended or supplemented, if applicable), filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

      (c) Each such registration statement (as amended or supplemented, if applicable) filed pursuant to the Securities Act of 1933, as amended (the "Securities Act") on the date such statement, amendment or supplement became effective did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

   Section 3.06. No Conflicts. Except as set forth on Schedule 3.06 attached hereto, the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby:

      (a) will not constitute a conflict with, breach or violation of or default (or an event which with notice or lapse of time or both would become a default) under: (i) the Company's Articles of Incorporation or By-Laws, as amended to date, (ii) any material agreement, instrument, license, franchise or permit to which the Company or any of its Subsidiaries is subject or by which any of them is bound, (iii) any order, writ, injunction or decree to which the Company or any of its Subsidiaries are subject or by which any of them is bound, or (iv) any law, rule or regulation to which the Company or any of its Subsidiaries is subject or by which any of them is bound, the violation of which would have a Company Material Adverse Effect; and

      (b) will not result in the creation of any lien, charge or encumbrance on the properties or assets of the Company, except those created or imposed by or through Parent or Sub.

   Section 3.07. Consents and Approvals. Except: (i) for filings and approvals required by: (a) the Secretary of State of the State of Colorado, (b) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder (the "Hart- Scott-Rodino Act"); (c) the Exchange Act; and (d) such other statutes, rules or regulations which may require registrations, authorizations, consents or approvals relating to matters that, in the aggregate, are not material to the Company and its Subsidiaries taken as a whole; (ii) for the approval by the shareholders of the Company of this Agreement and the transactions contemplated hereby, and except as set forth on Schedule 3.07 attached hereto, neither the Company nor any of its Subsidiaries is required to submit any notice, report or other filing with or obtain any consent or approval from any governmental authority or third party in connection with the execution and delivery by the Company of this Agreement or the consummation of the transactions contemplated hereby.



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

   Section 3.08.  Financial Statements.

        The financial statements of the Company included in the annual reports on Form 10-K filed by the Company with respect to the three most recently completed fiscal years of the Company and the quarterly report on Form 10-Q filed by the Company with the SEC with respect to the two quarters ended February 28, 1995, as amended by Amendment No. 1 thereto dated April 25, 1995 (the "Amended February 28 Form 10-Q"), comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles, consistently applied (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC), and fairly present (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which are anticipated to be material) the financial position, results of operations, shareholders' equity and changes in financial position of the Company and its Subsidiaries as at the dates and for the periods indicated.

   Section 3.09. Absence of Certain Changes or Events. Except as set forth on
Schedule 3.09 attached hereto, since February 28, 1995, there has been no Company Material Adverse Effect (whether or not covered by insurance), and there has not been:

      (a) any event, occurrence or development of a state of circumstances or facts which has had or reasonably could be expected to have a Company Material Adverse Effect;

      (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company or any Subsidiary or any repurchase, redemption or other acquisition by the Company or any Subsidiary of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any Subsidiary;

      (c) any amendment of any material term of any outstanding security of the Company or any Subsidiary;

      (d) any incurrence, assumption or guarantee by the Company or any Subsidiary of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices, but in no event in the amount of more than $100,000 in the aggregate;

      (e) any creation or assumption by the Company or any Subsidiary of any lien on any material asset other than in the ordinary course of business consistent with past practices, but in no event in respect of any obligation of more than $100,000 in the aggregate;

      (f) any making of any loan, advance or capital contributions to, or investment in any person other than investments in cash equivalents made by, the Company or any Subsidiary except those made in the ordinary course of business consistent with past practices;

      (g) any transaction or commitment made, or any contract or agreement entered into, by the Company or any Subsidiary relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company or any Subsidiary of any contract or other right, in either case, material to the Company and its Subsidiaries taken as a whole other than transactions and commitments in the ordinary course of business consistent with past practice and those contemplated by this Agreement, but in no event representing commitments on behalf of the Company and its Subsidiaries taken as a whole of more than $100,000 for any transaction or series of transactions;

      (h) any change in any method of accounting or accounting practice by the Company or any Subsidiary, except for any such change required by reason of a concurrent change in generally accepted accounting principles;

      (i) any (i) grant of any severance or termination pay to any director, officer or employee of the Company or any Subsidiary, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any Subsidiary, (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements of the Company or any Subsidiary or (iv) increase in compensation, bonus or other benefits payable to directors, officers or employees of the Company or any Subsidiary, other than in the ordinary course of business consistent with past practice; or

      (j) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any Subsidiary, which employees were not subject to a collective bargaining agreement at February 28, 1995, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees.

   Section 3.10. No Undisclosed Material Liabilities. There are no liabilities of the Company or its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than:

      (a) liabilities disclosed in the Company's filings with the SEC or otherwise reflected or reserved against in the Company's financial statements;

      (b) liabilities incurred in the ordinary course of business consistent with past practice, which individually or in the aggregate, would not have a Company Material Adverse Effect; and

      (c) liabilities under this Agreement or disclosed pursuant to this Agreement.

   Section 3.11. Proxy Statement. None of the information to be supplied by the Company or any of its accountants, counsel or other authorized representatives for inclusion in the Proxy Statement (as defined in Section 5.06) to be distributed in connection with the Shareholders'

Meeting (as defined in Section 5.05) will, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the Shareholders' Meeting contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, it being understood and agreed that no representation or warranty is made by the Company with respect to any information supplied by Parent or Sub or their accountants, counsel or other authorized representatives. If at any time prior to the Effective Time any event with respect to the Company, its officers and directors or any of its subsidiaries shall occur which is or should be described in an amendment of, or a supplement to, the Proxy Statement, such event shall be so described and the presentation in such amendment or supplement of such information will not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading in any material respect or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading. The Proxy Statement will comply as to form in all material respects with all applicable laws, including the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

   Section 3.12. Fairness Opinion. The Company has received the written opinion of Chatfield Dean & Co., Inc. ("Chatfield Dean"), financial advisor to the Company, that, as of the date of the opinion, the Merger Consideration to be received by the holders of Shares is fair, from a financial point of view, to such holders, and such opinion has not been withdrawn as of the date hereof. The Company has delivered a copy of such opinion to Parent.

   Section 3.13. Brokers and Finders. Except for fees and expenses payable to Chatfield Dean, no broker, finder or investment banker is entitled to any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company. The fees (excluding out-of-pocket expenses that are payable in addition to such fees) payable to Chatfield Dean shall not exceed $100,000 for services in rendering the opinion referred to in Section 3.12, and an additional $400,000 payable at the Effective Time.

   Section 3.14. Environmental Matters. The Company and its Subsidiaries are, and at all times in the past have been, in compliance with all applicable legal requirements, laws, rules, orders and regulations related to environmental, natural resource, health or safety matters, except where such non-compliance has not had a Company Material Adverse Effect, including but not limited to those promulgated, adopted or enforced by the United States Environmental Protection Agency and by similar agencies in states in which the Company or its Subsidiaries conduct their business. Except as set forth on Schedule 3.14 attached hereto, neither the Company nor any of its Subsidiaries is a party to any suit, action, claim or proceeding now pending before any court, governmental agency or board or other forum or, to the knowledge of the Company, threatened by any person which if adversely determined, would have a Company Material Adverse Effect (i) for alleged noncompliance with any environmental law, rule or regulation or (ii) relating to the discharge or release into the environment of any hazardous material, pollutant, or waste at or on a site presently or formerly owned, leased or operated by the Company or any

Subsidiary. There are no facts or circumstances known to the Company upon which such a suit, action, claim or proceeding reasonably could be based.

   Section 3.15. Litigation. Except as set forth in the SEC Documents or as set forth on Schedule 3.15 attached hereto, there is no suit, action, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, which, if adversely determined, individually or in the aggregate with other such suits, actions, claims or proceedings, would
(i) have a Company Material Adverse Effect, (ii) materially and adversely affect the Company's ability to perform its obligations under this Agreement or (iii) prevent the consummation of any of the transactions contemplated by this Agreement. The Company has provided to Parent all material information possessed by the Company or its counsel regarding the facts and circumstances that are the subject of the litigation and claims listed on Schedule 3.15 (the "Company Litigation"), including, but not limited to, the investigation of the Company by the SEC (the "SEC Investigation"). The litigation entitled Lane v. Intelligent Electronics, Inc. (Civil Action No. 94-5-2071, D. Colorado) (the "Lane Litigation") has been settled, and the Company has provided to Parent a written statement of the material terms of such settlement.

   Section 3.16.  ERISA Compliance.

      (a) The Company has delivered to Parent correct and complete copies of all "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all other bonus, deferred compensation, pension, profit-sharing, retirement, medical, group life, disability income, stock purchase, stock option, incentive or other employee-related plans, programs, contracts, agreements and arrangements (sometimes referred to herein collectively as "Benefit Plans") currently maintained, or contributed to, or required to be maintained or contributed to, by the Company or any other person or entity that, together with the Company, is treated as a single employer under Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the "Code") (each a "Commonly Controlled Entity") for the benefit of any current or former employees, officers or directors of the Company or any Subsidiary. Except as disclosed on Schedule
3.16 attached hereto, the Company also has delivered to Parent complete and correct copies of (x) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required) including all schedules thereto, (y) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and (z) each currently effective trust agreement and group annuity contract relating to any Benefit Plan. Except as disclosed on Schedule 3.16 attached hereto, the Company has no obligation or liability with respect to any employee benefit plan (as defined under Section 3(3) of ERISA) or any other bonus, deferred compensation, pension, profit sharing, retirement, medical, group life, disability income, stock purchase, stock option, incentive or other employee related plans, programs, contracts, agreements or arrangements, other than such Benefit Plans currently maintained, contributed to or required to be maintained or contributed to by the Company or any Company Controlled Entity.

      (b) Each Benefit Plan has been administered in accordance with its terms in all material respects except where the failure to do so either singly or in the aggregate would not have a Company Material Adverse Effect. Except as disclosed on Schedule 3.16 attached hereto, the Company and each Benefit Plan are in compliance with applicable provisions of ERISA and the Code, except for any noncompliance that singly or in the aggregate would not have a Company Material Adverse Effect. Except as provided in Section 2.05 or pursuant to the plans or agreements disclosed on Schedule 3.18 attached hereto, the consummation of the transactions contemplated herein will not directly or indirectly cause the payment, or the acceleration of any payment, under any Benefit Plan of any amount to any person.

      (c) All Benefit Plans intended to be qualified under Section 401(a) of the Code have been the subjects of determination letters from the Internal Revenue Service to the effect that such Benefit Plans are qualified and exempt from Federal income taxes under Section 401(a) and 501(a), respectively, of the Code and no such determination letter has been revoked nor, to the knowledge of the Company, has revocation been threatened. Except as set forth on Schedule 3.16 attached hereto, no such Benefit Plan has been amended since the date of its most recent determination letter or application therefor in any respect that, to the knowledge of the Company, would have a Company Material Adverse Effect.

      (d) Neither the Company nor any Commonly Controlled Entity maintains, contributes to, or at any time maintained, contributed to or was obligated to contribute to, any Benefit Plan which is subject to Title IV of ERISA or Section 412 of the Code.

      (e) None of the Company, any Subsidiary, any officer of the Company, or any Subsidiary or any other person or persons, has engaged in a non-exempt "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject the Company or any officer of the Company to direct or indirect tax, penalty or liability under ERISA, the Code or other applicable law which would have a Company Material Adverse Effect.

      (f) With respect to any Benefit Plan that is an employee welfare benefit plan, (x) no such Benefit Plan is funded through a "welfare benefit fund", as such term is defined in Section 419(a) of the Code, and (y) each such Benefit Plan that is a "group health plan", as such term is defined in Section 5000(b)(1) of the Code, complies in all material respects with the applicable requirements of Section 4980B(f) of the Code and Part 6 of Title I of ERISA except where the failure to do so would not individually or in the aggregate have a Company Material Adverse Effect.

   Section 3.17.  Tax Matters.

      (a) The Company, and if applicable each Subsidiary, has filed all Federal income tax returns and all other tax returns and reports required to be filed by them, the failure to file which would have a Company Material Adverse Effect. All such returns are complete and correct in all material respects. The Company, and if applicable each Subsidiary, has paid or has made provisions for payment for all taxes and all material taxes for which no return was required to be filed, the nonpayment of which would have a Company Material Adverse Effect, and the most recent consolidated financial statements of the Company contained in the SEC Reports reflect an adequate reserve for all taxes payable for all taxable periods and portions thereof through the date of such financial statements, except where the failure to maintain such reserve would not, individually or in the aggregate, have a Company Material Adverse Effect.

      (b) Except as set forth on Schedule 3.17 attached hereto, no audits concerning taxes of the Company and, if applicable, any Subsidiary are currently being conducted and no notice regarding commencement of such an audit has been received.

      (c) Except as set forth on Schedule 3.17 attached hereto, no proposed or assessed deficiencies for any taxes are currently pending against the Company, or if applicable any Subsidiary, and no requests for waivers of the time to assess any such taxes are pending, in either case which, individually or in the aggregate, would have a Company Material Adverse Effect.

      (d) Except as set forth in Schedule 3.17, the Company is not aware of any basis for the assertion of any deficiency against the Company or, if applicable, any Subsidiaries for taxes which, if adversely determined, either individually or in the aggregate, would have a Company Material Adverse Effect with respect to the tax return of the Company and its Subsidiaries for the taxable years as to which the statute of limitations has not expired.

      (e) As used in this Agreement, "taxes" shall include all Federal, state, local and foreign income, property, sales, excise, employment, payroll, custom duty and any other governmental fee or assessment, and penalties, in addition to any liability to a third party for such amounts, of any nature whatsoever.

   Section 3.18. Change in Control Payments. Except as set forth on Schedule
3.18 attached hereto, neither the Company nor its Subsidiaries have any plans or agreements to which they are parties, or to which they are bound, pursuant to which payments or acceleration of benefits may be required upon a "change of control" of the Company.

   Section 3.19. Other Information. None of the documents or written information delivered to Parent in connection with the transactions contemplated by this Agreement (unless amended or corrected in writing prior to the date hereof) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.

   Section 3.20. Intellectual Property. The Company and each Subsidiary has exclusive ownership of or rights to use each registered patent, registered trademark, registered tradename, registered service mark and registered copyright (collectively, the "Registered Intellectual Property"), and to the knowledge of the Company, the Company and each Subsidiary has exclusive ownership of or rights to use each material patent application, unregistered trademark, trademark application, unregistered trade name, unregistered service mark, unregistered copyright and other trade secret or proprietary intellectual property (the "Other Intellectual Property" and collectively with the Registered Intellectual Property, the "Intellectual Property") owned by or used in and material to its business and the current use by the Company and each Subsidiary of such Intellectual Property does not infringe the rights of any other person, except for any such infringements that do not, individually or in the aggregate, have a Company Material Adverse Effect. Except set forth on Schedule 3.20 attached hereto, to the knowledge of the Company, no other person is infringing the rights of the Company or any Subsidiary in any such Intellectual Property, except for any such infringements, that do not, individually or in the aggregate, have a Company Material Adverse Effect.

   Section 3.21.  Insurance Coverage.

      (a) Set forth on Schedule 3.21(a) attached hereto is a true and complete list of all insurance policies currently owned by the Company (the "Company Insurance Policies"), setting forth, for each such policy, the policy number, the date of inception of the policy and the period of coverage, the insurer, and a general description of the risks insured against under such policy. The Company has heretofore delivered to Parent a true and complete copy of each of the Company Insurance Policies, including all endorsements, amendments or supplements thereto. Each of the Company Insurance Policies has been validly obtained, all premiums required to be paid with respect thereto have been paid in full, and each of the Company Insurance Policies is in full force and effect.

      (b) Set forth on Schedule 3.21(b) attached hereto is a true and complete list of each and every pending claim made with respect to the Company Insurance Policies where the amount of damage or potential liability exceeds $10,000.

   Section 3.22.  Inventory.

      (a) The values at which all inventories are carried on the books of the Company and its Subsidiaries (copies of which books previously have been provided by the Company to Parent), including without limitation the reserves with respect thereto, have been calculated in accordance with generally accepted accounting principles consistent with past practices.

      (b) Consistent with past practices, taking into account the reserves for inventory, the inventories reflected on the books of the Company and its Subsidiaries are: (i) in all material respects in good and merchantable condition; (ii) generally usable for the purposes for which they are intended, or salable in the ordinary course of business; and (iii) not excessive in material respects in kind or amount in the context of the Company's business taken as a whole. The inventories reflected on the books of the Company and its Subsidiaries include any and all inventory held on consignment by third parties.

   Section 3.23. Certain Transactions. Except as set forth in the SEC Documents or as set forth on Schedule 3.23 attached hereto, none of the officers or directors of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including without limitation any contract, agreement or other arrangement (i) providing for the furnishing of services to or by, (ii) providing for rental of real or personal property to or from, or (iii) otherwise requiring payments to or from, any officer or director, any member of the family of any officer or director or any corporation, partnership, trust or other entity in which any officer or director has a substantial interest or is an officer, director, trustee or partner.

   Section 3.24. Contracts. Except as set forth on the Exhibit Index to the Company's annual report on form 10-K for the fiscal year ended August 31, 1994, or as set forth on Schedule 3.24(a) attached hereto, there are no outstanding agreements, commitments, purchase orders, or contracts, written or oral, express or implied, to which the Company or any of its Subsidiaries is a party or to which they are bound which (i) involve the payment or receipt by the Company or any of its Subsidiaries of more than $1,000,000 under any one of such contracts, or (ii) have an initial term of more than 150 days and are not cancelable without significant penalties by the Company or such Subsidiary on 60 days' or less notice or (iii) otherwise would be required to be included as an exhibit to an annual report of the Company on Form 10-K under the regulations promulgated by the SEC under the Exchange Act. Except as set forth on Schedule 3.24(b) attached hereto, the Company and its Subsidiaries are not in default in respect of any such agreement, commitment, purchase order or contract, or any other material agreement, commitment, purchase order, or contract, and, except as so disclosed, the Company has no knowledge of any facts or circumstances existing as of the date hereof which would reasonably indicate that the Company or any of its Subsidiaries will be or may be in default in respect of any such agreement, commitment, purchase order or contract subsequent to the date hereof.

   Section 3.25.  Personnel.

      (a)  Schedule 3.25 contains a correct and complete list of:

                       (i) all employment, severance, bonus, profit sharing, percentage compensation and pension or retirement plans; stock purchase and stock option plans; contracts or agreements with present or former directors, officers or employees that are not terminable on 60 days' or less notice without penalty to the Company; and all consulting agreements, to which the Company or any of its Subsidiaries is a party or to which they are bound as of the date of this Agreement;

                      (ii) all group insurance programs in effect for employees of the Company and its Subsidiaries; and

                     (iii) all accrued but unused vacation, holiday and sick-time on the account of each employee of the Company and its Subsidiaries.

               Neither the Company nor any of its Subsidiaries is in default with respect to any of its obligations listed above.

        Section 3.26. Compliance with Laws. Except as disclosed in this Agreement or in the Schedules hereto, the operations of the business of the Company and its Subsidiaries as heretofore or currently conducted were not and are not in violation of, nor is the Company or any of its Subsidiaries in default under, or violation of, any federal, state, local or foreign law, statute or regulation or any order, judgment or decree of any federal, state, local or foreign governmental authority, regulatory or administrative agency, commission, court or tribunal to which the Company or any of its Subsidiaries are bound, except for such violations or defaults as have not had a Company Material Adverse Effect. The Company and its Subsidiaries have been duly granted all authorizations necessary for the conduct of its business as currently conducted, except those, the failure of which to obtain, has not had a Company Material Adverse Effect.

        Section 3.27. Expenses. Schedule 3.27 attached hereto sets forth a description of the expenses of the Company and its Subsidiaries which the Company estimates that it will incur, or has already incurred, in connection with the transactions contemplated by this Agreement.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

         Parent and Sub, jointly and severally, hereby represent and warrant to the Company as follows:

     Section 4.01.  Organization and Power.

         (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent has all requisite corporate power to enter into this Agreement, and all other documents and instruments to be executed and delivered by it in connection herewith, and to carry out its obligations hereunder and thereunder.

         (b) Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. Sub has all requisite corporate power to enter into this Agreement, and all other documents and instruments to be executed and delivered by it in connection herewith, and to carry out its obligations hereunder and thereunder. Sub is a wholly-owned subsidiary of Parent, has been organized solely for the purpose of consummating the Merger and has conducted no business or operations of any nature.

     Section 4.02. Authorization. The execution and delivery of this Agreement and the due consummation by Parent and Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement constitutes (and each document and instrument contemplated by this Agreement, when executed and delivered in accordance with the provisions hereof, will constitute) a valid and legally binding agreement of each of Parent and Sub and enforceable against them in accordance with its terms.

     Section 4.03. No Conflicts. The execution, delivery and performance of this Agreement by Parent and Sub and the consummation of the transactions contemplated hereby will not constitute a conflict with, breach or violation of or default (or an event which with notice or lapse of time or both would become a default) under (a) Parent's Certificate of Incorporation or By-Laws, as amended to date; (b) Sub's Articles of Incorporation or By-laws, as amended to date; (c) any material agreement, instrument, license, franchise or permit to which Parent or Sub is subject or by which Parent or Sub is bound; (e) any order, writ, injunction or decree to which Parent or Sub is subject or by which Parent or Sub is bound; or (f) to the best of Parent's or Sub's respective knowledge, any law, rule or regulation to which Parent or Sub is subject or to which it is bound.

     Section 4.04. Consents and Approvals. Except for filings, approvals or consents required by (a) the Secretary of State of the State of Colorado; (b) the Hart-Scott-Rodino Act; (c) the Exchange Act; (d) Parent's lenders pursuant to certain credit agreements with such lenders, which consents have been obtained; and (e) such other statutes, rules or regulations which may require registrations, authorizations, consents or approvals relating to matters that, in the aggregate, are not material to Parent, neither Parent nor Sub is required to submit any notice, report or other filing with or obtain any consent or approval from any governmental authority or third party in connection with the execution and delivery by Parent or Sub of this Agreement or the consummation of the transactions contemplated hereby.

     Section 4.05. Proxy Statement. None of the information to be supplied by Parent or Sub or any of their accountants, counsel or other authorized representatives for inclusion in the Proxy Statement will, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the Shareholders' Meeting contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Parent or Sub, or their officers and directors or any of the subsidiaries of Parent shall occur which is or should be described in an amendment of, or a supplement to, the Proxy Statement, Parent will notify the Company in writing of such event.

     Section 4.06. Financing of the Merger. Parent has all funds, or appropriate commitments for funds (complete copies of which have been provided to the Company), necessary for the exchange of the Shares pursuant to the Merger.

                                    ARTICLE V

                            COVENANTS AND AGREEMENTS

     Section 5.01. Conduct of Business Between Execution of this Agreement and the Effective Time. During the period commencing on the date of this Agreement and continuing until the Effective Time, the Company covenants and agrees that the business of the Company and the Company's Subsidiaries shall be conducted only in the regular and ordinary course of business, consistent with past practice; and that it shall use all reasonable efforts to preserve intact its business, keep available the services of its current officers and employees and preserve its relationships with desirable customers, suppliers, licensors, licensees, distributors and others having business dealings with it. Without limiting the generality of the foregoing, except as set forth on Schedule 5.01 attached hereto, neither the Company nor any of its Subsidiaries shall, without the prior written consent of Parent:

         (a)  adjust, split, combine or reclassify any shares of capital stock;

         (b) make, declare, set aside or pay any dividend or make any other distribution on, or directly or indirectly issue, sell, pledge, grant, redeem, repurchase or otherwise acquire, any shares of its or any Subsidiary's capital stock, any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants or other rights to acquire any shares of its capital stock except the issuance of stock pursuant to the exercise of employee stock options outstanding on the date hereof;

         (c) grant any stock option or appreciation rights or other rights to share in the equity value of the Company or any Subsidiary;

         (d) make any changes in the Articles of Incorporation or By-laws, as amended to date, of the Company or any Subsidiary;

         (e) acquire, sell, lease, encumber, transfer or dispose of any assets outside the ordinary course of business, except pursuant to obligations in effect on the date hereof;

         (f) incur any indebtedness for borrowed money or guarantee any indebtedness or issue or sell securities or warrants or rights to acquire any debt securities or guarantee (or become liable for) any debt of others or make any loans, advances or capital contributions or mortgage, pledge or otherwise encumber any assets or create or suffer any material lien thereupon, except pursuant to obligations or any guarantees thereof which in the aggregate do not exceed $100,000;

         (g) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than any payment, discharge or satisfaction (i) in the ordinary course of business consistent with past practice; (ii) in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the financial statements (or the notes thereto) of the Company and (iii) of amounts described on Schedule 3.25;

         (h) notwithstanding any provision of clause (g) of this Section 5.01, pay, discharge or satisfy any claims, liabilities or obligations in connection with the Company Litigation, including, but not limited to, the SEC Investigation, it being understood and agreed that the Company shall keep Parent fully informed of all material developments in connection with the Company Litigation, including, but not limited to, the SEC Investigation, and that Parent shall have the right to participate in all decisions with respect to the management, defense and settlement of the Company Litigation, including, but not limited to, the SEC Investigation;

         (i) change any of the accounting principles or practices used by it (except as required by generally accepted accounting principles);

         (j) except as required by law or contemplated by this Agreement (i) enter into, adopt, amend or terminate any employee benefit plan or any agreement, arrangement, plan or policy between the Company and one or more of its directors or executive officers, (ii) increase in any manner the compensation or fringe benefits of any director, officer or employee or (iii) grant any bonus to any of its executive officers or pay any termination, severance or other benefit not required by any plan and arrangement as in effect on the date hereof;

         (k) make or enter into any agreement, commitment or contract, except those in the ordinary course of business for the purchase or sale of products in amounts not exceeding $100,000 in any instance and not giving rise to obligations extending beyond 90 days from the date hereof;

         (l) make or enter into any lease of real property or extend or amend any existing lease of real property;

         (m) intentionally take, or enter into an agreement to take, any action that would result in any of the conditions to the Merger set forth in Article VI not being satisfied; or

         (n) agree to, or make any commitment to take any of the actions prohibited by this Section 5.01; or take any action, or agree or commit to take any action that would make any representation or warranty of the Company hereunder inaccurate in any respect at, or as of any time prior to the Effective Time, or omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time.

         (o) terminate the employment of any employee whose annual compensation exceeds $40,000.

     Section 5.02.  Consolidated Net Worth.

         (a) As promptly as practicable after May 31, 1995, the Company will prepare and deliver to Parent unaudited financial statements for the Company and its consolidated subsidiaries as of May 31, 1995 (the "May 31 Financial Statements"). The May 31 Financial Statements shall include line items consistent with the financial statements of the Company included in the Amended February 28 Form 10-Q and shall be prepared in accordance with generally accepted accounting principles applied on a consistent basis with those used in preparing the financial statements included in the Amended February 28 Form 10-Q.

         (b) The May 31 Financial Statements shall be audited by the Company's independent accountants, Deloitte & Touche LLP ("Deloitte & Touche"), and the Company will use its best efforts to cooperate with Deloitte & Touche to enable such firm to complete its audit as promptly as practicable and to express its opinion as to the fairness of the presentation of the May 31 Financial Statements. The Company will conduct a physical count of all the inventory of the Company and its consolidated subsidiaries as of May 31, 1995. This physical count will be observed by Deloitte & Touche as part of such firm's examination of the May 31 Financial Statements in accordance with generally accepted auditing standards. Representatives of Parent, Parent's lenders, and KPMG Peat Marwick LLP ("KPMG Peat Marwick"), Parent's independent accountants, shall have the right to observe such count and to review the Company's compilation of such physical inventory and the workpapers of Deloitte & Touche relating to its observations of the physical inventory conducted by the Company.

         (c) As promptly as practicable after the delivery by the Company of the May 31 Financial Statements, Deloitte & Touche shall use its best efforts to complete its audit of the May 31 Financial Statements and to express its opinion thereon. Prior to expressing its opinion, Deloitte & Touche shall deliver to Parent and Sub a draft of the May 31 Financial Statements and its draft opinion thereon (the "Audited Financial Statements"). Deloitte & Touche shall also deliver to Parent and the Company a draft report (the "Tangible Net Worth Report") setting forth the amount of the Tangible Net Worth of the Company as of May 31, 1995, together with a statement by Deloitte & Touche to the effect that such report has been prepared in accordance with generally accepted accounting principles applied on a consistent basis with those used in preparing the financial statements included in the Amended February 28 Form 10-Q and the terms of this Agreement. Representatives of the Company and its independent accountants, KPMG Peat Marwick, shall have the opportunity to examine the workpapers, schedules and other documents prepared or used by Deloitte & Touche in connection with the draft report on the audit of the May 31 Financial Statements and the preparation of the draft Tangible Net Worth Report.

         (d) Parent shall have a period of twenty (20) days after delivery of the draft Audited Financial Statements and the draft Tangible Net Worth Report to present in writing to the Company objections Parent may have to the matters set forth therein, which objections shall be set forth in reasonable detail. If no objections are raised within such twenty (20) day period, the draft Audited Financial Statements and draft Tangible Net Worth Report shall be deemed accepted and approved by Parent. If Parent shall raise any objections within such twenty (20) day period, and, Parent and the Company are unable to resolve such dispute within ten (10) days after such objections are raised, then the specific matters in dispute shall be submitted to a nationally recognized firm of independent accountants agreed upon by Parent and the Company (the "Arbitrating Accountants"), which firm shall make a final and binding determination as to such matter or matters within ten (10) days after the submission of such matters to such Arbitrating Accountants. The fees and expenses of the Arbitrating Accountants shall be borne equally by Parent and the Company. The parties shall use their best efforts to resolve all disputes with respect to the Audited Financial Statements and the Tangible Net Worth Report by July 31, 1995.

         (e) For purposes of this Agreement, the "Tangible Net Worth" of the Company shall mean the stockholders' equity of the Company, reduced by amounts reflected on the Company's balance sheet as "Other Assets", including, but not limited to, franchise rights and vendor authorizations, goodwill and other intangible assets, and deposits, and giving effect to (i) the acquisition by the Company of all of the outstanding common stock of Advanced Systems and Peripherals, Inc. ("ASAP"), and (ii) the payment of accrued costs and settlement costs and legal fees and expenses of approximately $175,000 (taking into account applicable tax benefits) in connection with the settlement of the Lane Litigation. By way of example, Schedule 5.02(e) attached hereto sets forth a calculation of the Tangible Net Worth of the Company as of February 28, 1995, based upon the pro forma balance sheet of the Company as of such date set forth in Note 5 to the financial statements included in the Amended February 28 Form 10-Q, and giving effect to the ASAP acquisition and the settlement of the Lane Litigation as of such date.

     Section 5.03.  Mutual Covenants.

         (a) Compliance with Laws. Each party covenants and agrees to use its best efforts to comply promptly with (and furnish information to the other parties in connection with) any and all requirements that federal or state law may impose on it or them, as the case may be, with respect to the Merger.

         (b) Cooperation in Connection with Proceedings. Each party covenants and agrees that if any action, suit, proceeding or investigation of the nature specified in Section 6.01(c) hereof is commenced, it shall cooperate with the others and shall use its best efforts to defend against the same and respond thereto.

         (c) Notification of Certain Events. Each party covenants and agrees to give prompt written notice to the others of (i) the occurrence (or non-occurrence) of any event the occurrence (or non-occurrence) of which would be likely to cause (A) any representation or warranty contained in this Agreement to be untrue or inaccurate or (B) any covenant, agreement or condition in this Agreement not to be complied with or satisfied; and (ii) any failure by such first party to comply with or satisfy any covenant, agreement or condition contained in this Agreement.

     Section 5.04.  Access to Information; Confidentiality.

         (a) Information of the Company. The Company covenants and agrees to afford Parent and Parent's accountants, counsel and other representatives, full access, during normal business hours during the period prior to the Effective Time or the earlier termination of this Agreement, to all of the properties, books, contracts, commitments and records of the Company and its Subsidiaries, and, during such period, shall furnish promptly to Parent a copy of each report, schedule and other document filed or received thereby during such period pursuant to the requirements of federal and state securities laws.

         (b) Confidentiality Covenants of Parent. Parent covenants and agrees that until the Effective Time, it shall continue to be bound by the terms of the Confidentiality Agreement, dated November 21, 1994, as amended by the supplement thereto dated February 3, 1995, between the Company and Parent.

     Section 5.05. Meeting of Shareholders. The Company shall, promptly after the date of this Agreement, take all action necessary in accordance with the Colorado Act and its Articles of Incorporation and By-Laws to convene a meeting of the Company's shareholders to act on the Merger Agreement (the "Shareholders' Meeting"), and the Company shall consult with Parent in connection therewith. The Company shall use its reasonable best efforts to solicit from shareholders of the Company proxies in favor of the approval and adoption of the Merger Agreement and to secure the vote or consent of shareholders required by the Colorado Act to approve and adopt the Merger Agreement, unless otherwise required by the applicable fiduciary duties of the directors of Company, as determined by such directors in good faith after consultation with independent legal counsel (which may include the Company's regularly engaged legal counsel).

     Section 5.06. Proxy Statement. As promptly as practicable after the execution of this Agreement, the Company shall prepare and file with the SEC a proxy statement and a form of proxy, in connection with the vote of the Company's shareholders with respect to the Merger (such proxy statement, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the Company's shareholders, being the "Proxy Statement"). Each of Parent and the Company shall furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions. As promptly as practicable the Company shall mail the Proxy Statement to its shareholders. The Proxy Statement shall include the recommendation of the Company's Board of Directors in favor of the Merger unless otherwise required by the applicable fiduciary duties of the Board of Directors of the Company, as determined by such directors in good faith after consultation with legal counsel.

     Section 5.07. Hart-Scott-Rodino Filing. To the extent required by law, the respective ultimate parent entities of the Company and Parent shall file Notification and Report Forms under the Hart-Scott-Rodino Act with the Federal Trade Commission and the Antitrust Division of the Department of Justice. The parties shall cooperate and consult with each other with respect to the preparation of the Notification and Report Forms and any other submissions, including, but not limited to, responses to written or oral comments or requests for additional information or documenting material by the Federal Trade Commission or the Antitrust Division of the Department of Justice, required to be made pursuant to the Hart-Scott-Rodino Act in connection with the transactions contemplated hereby. The filing fee associated with such filings shall be borne equally by Parent and the Company.

     Section 5.08. Public or Shareholder Communications. From and after the date of this Agreement, except as required by law, the Company, Parent and Sub will not, with respect to the transactions contemplated hereby, issue any press release or make any public statements or, in the case of the Company, mail any communications or letters to its shareholders generally, except with the prior approval of the other party or as required by law. With respect to any communication required by law, the party making such communication agrees to use its best efforts to provide a copy of the text of such communication to the other party prior to its release.

     Section 5.09. Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by the Merger and this Agreement, including, but not limited to, using its best efforts to obtain all necessary waivers, consents, authorizations and approvals of or exemptions by any governmental authority or third party, and effecting all necessary registrations and filings. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party shall take all such necessary action.

     Section 5.10. Closing Conditions. Each of the Company and Parent will use its best efforts to cause the conditions set forth in Article VI to be satisfied; provided, however, this provision shall not require any party to waive any condition.

     Section 5.11. Parent Shareholder Approval. Parent covenants and agrees to
(a) vote the shares of capital stock of Sub held by Parent to approve and adopt this Agreement and the transactions contemplated hereby, and (b) cause Parent to take any and all actions as may be necessary or appropriate to consummate the Merger in accordance with the terms of this Agreement.

     Section 5.12.  No Solicitation.

         (a) The Company shall not, directly or indirectly, through any officer, director, employee, representative or agent of the Company or any of its subsidiaries, solicit or encourage the initiation of any inquiries or proposals regarding any merger, sale of substantial assets, sale of shares of capital stock (including, without limitation, by way of a tender offer) or similar transactions involving the Company or any subsidiaries of the Company (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal"). The Company shall immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any parties conducted heretofore with respect to any Acquisition Proposal. Nothing contained in this Section 5.12 shall prevent the Board of Directors of the Company from considering, negotiating, approving and recommending to the shareholders of the Company, a bona fide Acquisition Proposal not solicited in violation of this Agreement, provided the Board of Directors of the Company determines in good faith (upon advice of counsel) that it is required to do so in order to discharge properly its fiduciary duties.

         (b) The Company shall immediately notify Parent after receipt of any Acquisition Proposal, or any modification of or amendment to any Acquisition Proposal, or any request for nonpublic information relating to the Company or any Subsidiary in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any Subsidiary by any person or entity that informs the Board of Directors of the Company or such Subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to Parent shall be made orally and in writing, and shall indicate whether the Company is providing or intends to provide the person making the Acquisition Proposal with access to information concerning the Company as provided in
Section 5.12(c).

         (c) If the Board of the Company receives a request for commercial nonpublic information by a person who makes a bona fide Acquisition Proposal, and the Board of Directors determines in good faith and upon the advice of counsel that it is required to cause the Company to act as provided in this
Section 5.12(c) in order to discharge properly its fiduciary duties, then, provided the person making the Acquisition Proposal has executed a confidentiality agreement substantially similar to the one then in effect between the Company and Parent, the Company may provide such person with access to information regarding the Company.

     Section 5.13. Distribution Agreement. The Company, if requested by Parent, will promptly exercise its right to terminate the Reseller Agreement between the Company and Intelligent Electronics, Inc., and will enter into a mutually acceptable Distribution Agreement with Parent.

     Section 5.14. Indemnification. From and after the Effective Time, Parent and the Surviving Corporation shall maintain in effect the rights to indemnification of the Company's officers and directors provided for in the Company's Articles of Incorporation and By-laws as in effect on the date hereof, and provided in the resolution adopted by the Board of Directors of the Company on the date hereof regarding the indemnification by the Company of its officers and directors, a true and complete copy of which has heretofore been delivered to Parent, regarding indemnification for acts and omissions occurring prior to the Effective Time, including, but not limited to, this Agreement and the transactions contemplated by this Agreement.

     Section 5.15. Directors' and Officers' Insurance. The Company shall deliver to Parent a binder (the "D&O Insurance Binder") validly obtained from an insurer approved by Parent, evidencing such insurer's irrevocable commitment to provide directors' and officers' insurance covering the directors and officers of the Company for the period beginning on June 3, 1995 and ending not earlier than three years after the Effective Time, on terms and conditions (including, but not limited to, scope and limits of coverage) at least as favorable as the directors' and officers' insurance policies covering the Company's directors and officers in effect on the date hereof.

                                   ARTICLE VI

                    CONDITIONS TO CONSUMMATION OF THE MERGER

     Section 6.01. Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

         (a) This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the shareholders of the Company required by applicable law or by the Company's Articles of Incorporation or By-Laws;

         (b) The waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Act shall have expired;

         (c) No preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission nor any statute, rule, regulation or executive order promulgated or enacted by any governmental authority shall be in effect, which would prevent the consummation of the Merger; and

         (d) All actions by or in respect of or filing with any governmental regulatory or administrative agency or commission required to consummate the Merger shall have been obtained or made.

     Section 6.02. Additional Conditions to the Obligations of the Company. The obligation of the Company to effect the Merger is also subject to each of the following conditions:

         (a) Each of Parent and Sub shall have performed in all material respects each obligation to be performed by it hereunder at or prior to the Effective Time; and

         (b) The representations and warranties of Parent and Sub set forth in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except as affected by transactions contemplated or permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

         (c) Parent shall have delivered to the Company certificates issued by appropriate governmental authorities evidencing the good standing of Parent in the State of Delaware and of Sub in the State of Colorado.

         (d) Parent and Sub shall have delivered to the Company copies, certified by the Secretary of an Assistant Secretary, of the resolutions adopted by the Boards of Directors of Parent and Sub, authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and by Parent as the sole shareholder of Sub, approving this Agreement and the Merger.

         (e) Parent shall have delivered to the Company a certificate of its Chief Executive and Chief Financial Officers, certifying as to the fulfillment of the conditions to the obligations of the Company set forth in this Article VI; and

         (f) The Company shall have received the opinion of Reid & Priest LLP, counsel to Parent and Sub, substantially in the form of Annex B hereto.


     Section 6.03. Additional Conditions to the Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are also subject to each of the following conditions:

         (a) The Company shall have performed in all material respects each obligation to be performed by it hereunder at or prior to the Effective Time;

         (b) The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except as affected by transactions contemplated or permitted by this Agreement and except to the extent that any of such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date;

         (c) The consents of third parties set forth on Schedule 3.07 attached hereto, required to consummate the transactions contemplated hereby, shall have been obtained;

         (d) The Company shall have delivered to Parent certificates issued by appropriate governmental authorities (i) evidencing the good standing of the Company in the State of Colorado and as a foreign corporation in each jurisdiction in which it has qualified to do business as a foreign corporation, and (ii) evidencing the good standing of each Subsidiary of the Company (other than the Subsidiaries listed on Schedule 3.03 attached hereto) in its jurisdiction of organization or incorporation and as a foreign corporation in which it has qualified to do business as a foreign corporation;

         (e) The Company shall have delivered to Parent copies, certified by the Secretary or Assistant Secretary, of the resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and by the shareholders of the Company approving this Agreement and the Merger;

         (f) The Tangible Net Worth of the Company as reflected on the consolidated balance sheet of the Company as of May 31, 1995, determined in accordance with Section 5.02, shall be not less than $14,650,000;

         (g) Parent shall have received funding under its existing financing commitments sufficient to enable Sub to consummate the Merger and pay related fees and expenses;

         (h) No Company Material Adverse Effect shall have occurred, it being understood that the failure by US West to reaffirm its intention to continue in effect its existing agreement with the Company after the Effective Time shall constitute a Company Material Adverse Effect;

         (i) No event which is reasonably likely to be material and adverse to the business, financial condition or results of operations of Parent and its subsidiaries taken as a whole (a "Parent Material Adverse Effect") shall have occurred;

         (j) By not later than immediately prior to the Effective Time, Parent, Milliken and the Company shall have entered into a Consulting Agreement substantially in the form of Annex C hereto;

         (k) By not later than immediately prior to the Effective Time, the employment agreement of Richard A. Crawford, Jr. shall have been amended and restated as set forth in Annex D hereto;

         (l) By not later than immediately prior to the Effective Time, the Company, Total Access and Milliken shall have entered into a Purchase Agreement substantially in the form of Annex E hereto pursuant to which (i) the Company shall acquire from Milliken all of his right, title and interest in Total Access, and (ii) Milliken shall acquire from Total Access all of the right, title and interest of Total Access in and to certain real property more particularly described in such Purchase Agreement and the transactions contemplated by such Purchase Agreement shall have been consummated, it being understood that, with the approval of Parent (which shall not be unreasonably withheld), the parties to the Purchase Agreement may amend such Purchase Agreement such that no party thereto will incur a disproportionate disadvantage with respect to the federal income tax treatment of the transactions contemplated by such Purchase Agreement;

         (m) the D&O Insurance Binder shall have been obtained and shall be in full force and effect;

         (n) All incentive stock option and non-qualified stock option plans of the Company, and each option issued under any of such plans, shall have been amended, to the extent necessary in accordance with Section 2.05 hereof;

         (o) Appraisal rights under the Colorado Act shall have been perfected by the holders of not more than 10 per cent (10%) of the outstanding shares;

         (p) The Company shall have delivered to Parent and Sub the certificate of its Chief Executive and Chief Financial Officers, certifying as to the fulfillment of the conditions to the obligations of Parent and Sub set forth in this Article VI; and

         (q) Parent and Sub shall have received the opinion of Stroock & Stroock & Lavan, substantially in the form of Annex F hereto.


                                   ARTICLE VII

                         TERMINATION; AMENDMENT; WAIVER

     Section 7.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of the Company, (a) by the mutual written consent of the Board of Directors of Parent, Sub and the Company or (b) by either Parent or the Company if (i) any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger (which the party seeking to terminate this Agreement has used its best efforts to have reversed or lifted without paying any material amounts not reasonably expected for the transactions contemplated hereby) and such order, decree, ruling or other action shall have become final and nonappealable, (ii) the Effective Time shall not have occurred by September 30, 1995, but, the right to terminate in such event shall not be available to any party whose failure to fulfill any obligations hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date, (c) by Parent upon the occurrence of any Trigger Event described in clauses (i) through (iv) of Section 8.01(b) or (d) by the Company upon the occurrence of either of the events described in Section 8.01(c).

     Section 7.02. Effect of Termination. Except as set forth in Section 5.02 or
Section 8.01 hereof, in the event of termination of this Agreement as provided above, this Agreement shall forthwith become void and there shall be no liability on the part of Parent, Sub or the Company.

     Section 7.03. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time before or after approval hereof by the shareholders of the Company, but, after such approval, no amendment shall be made which reduces the amount or changes the form of consideration to be paid in the Merger or in any way adversely affects the rights of holders of the Shares without the further approval of such holders. This Agreement may not be amended except by an instrument in writing signed by or on behalf of each of the parties hereto.

     Section 7.04. Waiver. At any time prior to the Effective Time, the parties hereto, by action taken by their respective Boards of Directors, may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or satisfaction of any of the conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Notwithstanding anything to the contrary set forth herein, the following conditions precedent to the consummation of the Merger may not be waived by either party hereto: (i) the approval of the Merger and this Agreement by the shareholders of the Company pursuant to the Colorado Act; (ii) the expiration or earlier termination of all applicable waiting periods under the Hart-Scott Rodino Act, with no outstanding requests for additional information or clarification or notices indicating that further action will be taken by the Federal Trade Commission or the Antitrust Division of the Department of Justice with respect to the Merger; and (iii) the execution by all necessary parties of the Articles of Merger to be filed with the Colorado Secretary of State.


                                  ARTICLE VIII

                      FEES AND EXPENSES/GENERAL PROVISIONS

     Section 8.01.  Fees and Expenses.

         (a) Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

         (b) If this Agreement is terminated as a result of the occurrence of any of the events set forth below (a "Trigger Event"):

                     (i) the Company shall have entered into, or shall have publicly announced its intention to enter into, an agreement or an agreement in principle with respect to any Acquisition Proposal;

                    (ii) any representations or warranty made by the Company in, or pursuant to, this Agreement shall not have been true and correct in all material respects when made and any such failures to be true and correct could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or the Company shall have failed to observe or perform in any material respect any of its obligations under this Agreement;

                   (iii) the Board of Directors of the Company shall have withdrawn or materially modified in a manner adverse to Parent or Sub its approval or recommendation of the Merger or this Agreement, in any such case whether or not such withdrawal or modification is required by the fiduciary duties of the Board of Directors; or

                    (iv) the Company's shareholders shall have failed to approve the Merger at the Shareholders' Meeting;

and, at the time of such termination, Parent is not in breach of any material provision of this Agreement, then the Company shall pay Parent promptly, but in no event later than two business days after the termination of the Agreement, a cash termination fee of $1,250,000, on account of fees, costs and out-of-pocket expenses incurred by Parent or Sub (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors) arising out of, in connection with or related to the Merger or the transactions contemplated by this Agreement.

         (c) If this Agreement is terminated by reason of (i) the failure by Parent to satisfy the condition contained in Section 6.03(g) for any reason other than as a consequence of a Company Material Adverse Effect, or (ii) the failure by Parent to satisfy the condition contained in Section 6.03(i) and, at the time of such termination, the Company is not in breach of any material provision of this Agreement, then Parent shall pay to the Company promptly, but in no event later than two business days after the termination of this Agreement by reason of the failure by Parent to satisfy either of such conditions, a cash termination fee of $1,250,000 on account of fees, costs and out-of-pocket expenses incurred by the Company (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors) arising out of, in connection with or related to the Merger or the transactions contemplated by this Agreement.

     Section 8.02. Survival of Representations and Warranties. Except as set forth in the last sentence of this Section 8.02, the representations and warranties made by each party contained in this Agreement or in any exhibit, disclosure schedule, certificate or other instrument delivered pursuant to this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the other party, whether prior to or after the execution of this Agreement. No representations and warranties contained in this Agreement or in any exhibit, disclosure schedule, certificate or other instrument delivered pursuant to this Agreement shall survive the consummation of the Merger at the Effective Time.

     Section 8.03. Notices. All notices and other communications required or permitted hereunder shall be in writing and delivered as follows:

         if to Parent or Sub:

             ENTEX Information Services, Inc.
             Six International Drive
             Rye Brook, New York 10573
             Attention:  Lynne A. Burgess
                            Vice President and
                            General Counsel
             Telephone:     (914) 935-3879
             Facsimile:     (914) 935-3880

          with a copy to:

             Reid & Priest LLP
             40 West 57th Street
             New York, New York 10019
             Attention:  Richard S. Green, Esq.
             Telephone:  (212) 603-2000
             Facsimile:  (212) 603-2298

          if to the Company:

             Random Access, Inc.
             8000 East Iliff Avenue
             Denver, Colorado  80231
             Attention:  Bradley A. Cromer
                            Vice President and General Counsel
             Telephone:     (303) 745-9600
             Facsimile:     (303) 745-0242

          with a copy to:

             Stroock & Stroock & Lavan
             Seven Hanover Square
             New York, New York 10004-2696
             Attention:  James R. Tanenbaum, Esq.
             Telephone:    (212) 806-5400
             Facsimile:    (212) 806-6006

or to such other address as may have been designated in a prior notice. Notices sent by registered or certified mail, postage prepaid and with return receipt requested, shall be deemed to have been given two (2) business days after being mailed, and otherwise notices shall be deemed to have been given when received.

     Section 8.04. Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     Section 8.05. Exhibits, Schedules and Annexes. The Exhibits, Schedules and Annexes referred to in this Agreement shall be deemed to be an integral part of this Agreement as if fully rewritten herein. To the extent applicable, a disclosure set forth on any one such document will serve as a disclosure for purposes of all other such documents.

     Section 8.06. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same document.

     Section 8.07. Governing Law. This Agreement, including all matters of construction, validity and performance, shall be governed by and construed and enforced in accordance with the laws of the State of New York, as applied to contracts made, executed and to be fully performed in such state by citizens of such state, without regard to conflict of laws principles.

     Section 8.08. Pronouns. The use of a particular pronoun herein shall not be restrictive as to gender or number but shall be interpreted in all cases as the context may require.

     Section 8.09. Time Periods. Unless otherwise provided herein, any action required hereunder to be taken within a certain number of days shall be taken within that number of calendar days; provided, however, that if the last day for taking such action falls on a weekend or a holiday, the period during which such action may be taken shall be automatically extended to the next business day.

     Section 8.10. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against either party.

     Section 8.11. Entire Agreement. This Agreement and the agreements and documents referred to in this Agreement or delivered hereunder are the exclusive statement of the agreement between the parties concerning the subject matter hereof. All negotiations and prior agreements between the parties are merged into this Agreement, and there are no representations, warranties, covenants, understandings, or agreements, oral or otherwise, in relation thereto among the parties other than those incorporated herein and to be delivered hereunder.

     Section 8.12. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     Section 8.13. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto. Except as otherwise provided in this Agreement, nothing in this Agreement is intended or shall be construed to confer on any person other than the parties hereto any rights or benefits hereunder.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                                    ENTEX INFORMATION SERVICES, INC.


                                    By:  /s/ Robert Auray, Jr.
                                       ----------------------------------------
                                          Robert R. Auray, Jr.
                                          Executive Vice President and
                                          Chief Financial Officer


                                    ENTEX ACQUISITION CORP.


                                    By:  /s/ Robert Auray, Jr.
                                       ----------------------------------------
                                          Robert R. Auray, Jr.
                                          Vice President


                                    RANDOM ACCESS, INC.


                                    By: /s/ Richard A. Crawford, Jr.
                                       ----------------------------------------
                                         Richard A. Crawford, Jr.
                                         President and
                                         Chief Executive Officer

                 AMENDMENT NO.1 TO AGREEMENT AND PLAN OF MERGER


               AMENDATORY AGREEMENT, dated as of June 27, 1995, by and among ENTEX Information Services, Inc., a Delaware corporation ("Parent"), ENTEX Acquisition Corp., a Colorado corporation and wholly owned subsidiary of Parent ("Sub"), and Random Access, Inc., a Colorado corporation (the "Company").

               WHEREAS, Parent, Sub and the Company are parties to an Agreement and Plan of Merger, dated as of May 15, 1995 (the "Agreement"); and

               WHEREAS, the parties have mutually agreed that it is in their respective best interests that the Agreement be amended as provided herein.

               NOW, THEREFORE, the parties hereto agree as follows:

               1. Amendment of Section 2.01 of the Agreement. Section 2.01 of the Agreement is hereby amended by deleting such Section as it currently exists in its entirety and inserting in lieu thereof the following:

               Section 2.01. Conversion of Securities. Each share of common stock, $0.0001 par value, of the Company (the "Shares") issued and outstanding immediately prior to the Effective Time, other than Shares owned by Parent, Sub or any other wholly owned subsidiary of Parent or held in the treasury of the Company, all of which shall be canceled (collectively, the "Canceled Shares"), and Shares held by Dissenting Shareholders (as defined in Section 2.06 hereof) (collectively, the "Dissenting Shares"), shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive $3.25 net to the holder in cash (the "Merger Consideration"), payable to the holder thereof, without interest thereon, upon the surrender of the certificate representing such Share.

               2. Amendment of Section 3.03 of the Agreement. Section 3.03 of the Agreement is hereby amended by deleting the third sentence of such Section as it currently exists in its entirety and inserting in lieu thereof the following:

        Other than Total Access Limited Liability Company, a Wyoming limited liability company ("Total Access"), which is 88%-owned by the Company, all of the outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and nonassessable and owned directly or indirectly by the Company free and clear of all liens, claims or encumbrances and were not issued in violation of any preemptive right.

               3. Amendment of Section 5.02 of the Agreement. Section 5.02 of the Agreement is hereby amended by deleting such Section as it currently exists in its entirety and inserting in lieu thereof the following:

               Section 5.02.  Consolidated Net Worth.

                      (a) As promptly as practicable after the date hereof, the
               Company will prepare and deliver to Parent unaudited financial statements for the Company and its consolidated subsidiaries as of May 31, 1995 (the "May 31 Financial Statements") and a report (the "Tangible Net Worth Report") setting forth the amount of the Tangible Net Worth of the Company as of May 31, 1995. The May 31 Financial Statements shall include line items consistent with the financial statements of the Company included in the Amended February 28 Form 10-Q and shall be prepared in accordance with generally accepted accounting principles applied on a consistent basis with those used in preparing the financial statements included in the Amended February 28 Form 10-Q.

                      (b) The May 31 Financial Statements shall be audited by
               Parent's independent accountants, KPMG Peat Marwick LLP ("KPMG Peat Marwick"), and the Company will use its best efforts to cooperate with KPMG Peat Marwick to enable such firm to complete its audit as promptly as practicable and to express its opinion as to the fairness of the presentation of the May 31 Financial Statements. The Company shall use its best efforts to cause its independent accountants, Deloitte & Touche LLP ("Deloitte & Touche"), to cooperate with KPMG Peat Marwick in making available to KPMG Peat Marwick all workpapers of Deloitte & Touche that KPMG Peat Marwick may reasonably request in connection with such audit. The Company will conduct a physical count of all the inventory of the Company and its consolidated subsidiaries as of May 31, 1995. This physical count will be observed by KPMG Peat Marwick as part of such firm's examination of the May 31 Financial Statements in accordance with generally accepted auditing standards. Representatives of Parent and Parent's lenders shall have the right to observe such count and to review the Company's compilation of such physical inventory and the workpapers of KPMG Peat Marwick relating to its observations of the physical inventory conducted by the Company. The fees and expenses of KPMG Peat Marwick in conducting such audit shall be paid by the Company.

                      (c) As promptly as practicable after the delivery by the
               Company of the May 31 Financial Statements, KPMG Peat Marwick shall use its best efforts to complete its audit of the May 31 Financial Statements and to express its opinion thereon. Prior to expressing its opinion, KPMG Peat Marwick shall deliver to Parent and the Company a draft of the May 31 Financial Statements and its draft opinion thereon (the "Audited Financial Statements").

               KPMG Peat Marwick shall also deliver to Parent the Tangible Net Worth Report, together with a statement by KPMG Peat Marwick to the effect that such report has been prepared in accordance with generally accepted accounting principles applied on a consistent basis with those used in preparing the financial statements included in the Amended February 28 Form 10-Q and the terms of this Agreement. Representatives of the Company shall have the opportunity to examine the workpapers, schedules and other documents prepared or used by KPMG Peat Marwick in connection with the draft report on the audit of the May 31 Financial Statements and the Tangible Net Worth Report.

                      (d) The Company shall have a period of twenty (20) days
               after delivery of the draft Audited Financial Statements and the draft Tangible Net Worth Report to present in writing to Parent objections the Company may have to the matters set forth therein, which objections shall be set forth in reasonable detail. If no objections are raised within such twenty (20) day period, the draft Audited Financial Statements and draft Tangible Net Worth Report shall be deemed accepted and approved by the Company. If the Company shall raise any objections within such twenty (20) day period, and, Parent and the Company are unable to resolve such dispute within ten (10) days after such objections are raised, then the specific matters in dispute shall be submitted to a nationally recognized firm of independent accountants agreed upon by Parent and the Company (the "Arbitrating Accountants"), which firm shall make a final and binding determination as to such matter or matters within ten (10) days after the submission of such matters to such Arbitrating Accountants. The fees and expenses of the Arbitrating Accountants shall be borne equally by Parent and the Company. The parties shall use their best efforts to resolve all disputes with respect to the Audited Financial Statements and the Tangible Net Worth Report by August 15, 1995.

                      (e) For purposes of this Agreement, the "Tangible Net
               Worth" of the Company shall mean the stockholders' equity of the Company, reduced by amounts reflected on the Company's balance sheet as "Other Assets", including, but not limited to, franchise rights and vendor authorizations, goodwill and other intangible assets, and deposits, and giving effect to (i) the acquisition by the Company of all of the outstanding common stock of Advanced Systems and Peripherals, Inc. ("ASAP"), and (ii) the payment of accrued costs and settlement costs and legal fees and expenses of approximately $175,000 (taking into account applicable tax benefits) in connection with the settlement of the Lane Litigation; provided, however, that for purposes of determining such Tangible Net Worth, the Company shall not be required to include as additional goodwill as of May 31, 1995, any accrued "earn-out" or additional purchase price consideration payable by the Company in connection with the acquisition of ASAP or the acquisition by the Company on February 15, 1995 from Documatrix Corporation ("Documatrix") of certain assets (the "Documatrix Assets"), and the assumption by the Company of certain liabilities of Documatrix (the "Documatrix Liabilities") in conjunction with the acquisition of the Documatrix Assets. By way of example, Schedule 5.02(e) attached hereto sets forth a calculation of the Tangible Net Worth of the Company as of February 28, 1995, based upon the pro forma balance sheet of the Company as of such date set forth in
               Note 5 to the financial statements included in the Amended February 28 Form 10-Q, and giving effect to the ASAP acquisition and the settlement of the Lane Litigation as of such date.

               4. Amendment of Section 5.15 of the Agreement. Section 5.15 of the Agreement is hereby amended by deleting such Section as it currently exists in its entirety and inserting in lieu thereof the following:

               Section 5.15. Directors' and Officers' Insurance. The Company shall deliver to Parent a binder (the "D&O Insurance Binder") validly obtained from an insurer approved by Parent, evidencing such insurer's irrevocable commitment to provide not less than $2.5 million of directors' and officers' insurance covering the directors and officers of the Company for the period beginning on June 8, 1995 and ending not earlier the Effective Time and for non-cancellable "tail" coverage for the period beginning at Effective Time and ending not earlier than one year after the Effective Time, and otherwise containing terms and conditions (including, but not limited to, scope of coverage) at least as favorable as the directors' and officers' insurance policies covering the Company's directors and officers in effect on May 15, 1995.

               5. Addition of New Section 5.16 to the Agreement. The Agreement is hereby amended by adding thereto a new Section 5.16, reading as follows:

               Section 5.16. Documatrix Divestiture. The Company will use its best efforts to negotiate, execute and deliver as promptly as practicable one or more agreements or other documents satisfactory in form and substance to Parent in its sole discretion (the "Documatrix Divestiture Documents"), pursuant to which the Company will divest its entire right, title and interest in and to the Documatrix Assets and will be relieved of substantially all the Documatrix Liabilities, and to consummate the transactions contemplated by the Documatrix Divestiture Documents on or before August 11, 1995.

               6. Amendment of Section 6.03(f) of the Agreement. Subparagraph
(f) of Section 6.03 of the Agreement is hereby amended by deleting such Subsection as it currently exists in its entirety and inserting in lieu thereof the following:

               (f) The Tangible Net Worth of the Company as reflected on the consolidated balance sheet of the Company as of May 31, 1995, determined in accordance with Section 5.02, shall be not less than $13,500,000;

        7. Amendment of Section 6.03(l) of the Agreement. Subsection (l) of
Section 6.03 of the Agreement is hereby amended by deleting such Subsection as it currently exists in its entirety and inserting in lieu thereof the following:

               (l) By not later than immediately prior to the Effective Time, the Company and Milliken shall have entered into a Purchase Agreement, and Total Access and Milliken shall have entered into a Second Amendment to the Operating Agreement of Total Access, each substantially in the form of Annexes E-1 and E-2 hereto, pursuant to which the Company shall acquire from Milliken all of his right, title and interest in Total Access and the transactions contemplated by such Purchase Agreement shall have been consummated;

               8. Addition of new Section 6.03(n) to the Agreement. The Agreement is hereby amended by adding thereto after Subsection (m) of Section
6.03 thereof a new Subsection (n) of Section 6.03 thereof, reading as follows:

               (n) The Documatrix Divestiture Documents shall have been executed and delivered and the transactions contemplated thereby shall have been consummated;

               The Agreement is further amended by renumbering Subsections (n) through (q) of Section 6.03 of the Agreement as they currently exist (prior to giving effect to addition of the new Subsection (n) of Section 6.03 of the Agreement as described in this Section 7, as Subsections (o) through (r) of
Section 6.03, respectively.

               9. Amendment of Annex C to the Agreement. Annex C to the Agreement, the form of the Consulting Agreement to be entered into by Parent, the Company and Bruce A. Milliken, is hereby amended by deleting the whole thereof as it currently exists, and substituting therefor the revised Annex C in the form attached hereto.

               10. Amendment of Annex E to the Agreement. Annex E to the Agreement, the form of the Purchase Agreement to be entered into by the Company and Bruce A. Milliken, is hereby amended by deleting the whole thereof as it currently exists, and substituting therefor revised Annexes E-1 and E-2 in the form attached hereto.

               11. Amendment of Section 8.01 of the Agreement. (a) Subsection
(b) of Section 8.01 of the Agreement is hereby amended by deleting such Subsection as it currently exists in its entirety and inserting in lieu thereof the following:

               (b) If this Agreement is terminated as a result of the occurrence of any of the events set forth below (a "Trigger Event"):

               (i) the Company shall have entered into, or shall have publicly announced its intention to enter into, an agreement or an agreement in principle with respect to any Acquisition Proposal;

               (ii) any representations or warranty made by the Company in, or pursuant to, this Agreement shall not have been true and correct in all material respects when made and any such failures to be true and correct could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or the Company shall have failed to observe or perform in any material respect any of its obligations under this Agreement;

               (iii) the Board of Directors of the Company shall have withdrawn or materially modified in a manner adverse to Parent or Sub its approval or recommendation of the Merger or this Agreement, in any such case whether or not such withdrawal or modification is required by the fiduciary duties of the Board of Directors; or

               (iv) the Company's shareholders shall have failed to approve the Merger at the Shareholders' Meeting;

        and, at the time of such termination, Parent is not in breach of any material provision of this Agreement, then (A) if such termination is due to a Trigger Event other than the event described in subclause (ii) above, the Company shall pay Parent promptly, but in no event later than two business days after the termination of the Agreement, a cash termination fee of $1,050,000, on account of fees, costs and out-of-pocket expenses incurred by Parent or Sub (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors) arising out of, in connection with or related to the Merger or the transactions contemplated by this Agreement and (B) if such termination is due to a Trigger Event described in subclause (ii) above the Company shall pay to Parent a cash termination fee of $750,000, on account of such fees, costs and out-of pocket expenses, of which $500,000 shall be paid promptly, but in no event later than two business days after the termination of the Agreement, and the remainder shall be paid, without interest thereon, fourteen months after the termination of the Agreement.

                (b) Subsection (c) of Section 8.01 of the Agreement is hereby amended by deleting such Subsection as it currently exists in its entirety and inserting in lieu thereof the following:

               (c) If this Agreement is terminated by reason of (i) the failure by Parent to satisfy the condition contained in Section 6.03(g) for any reason other than as a consequence of a Company Material Adverse Effect, or (ii) the failure by Parent to satisfy the condition contained in
        Section 6.03(i) and, at the time of such termination, the Company is not in breach of any material provision of this Agreement, then

        Parent shall pay to the Company promptly, but in no event later than two business days after the termination of this Agreement by reason of the failure by Parent to satisfy either of such conditions, a cash termination fee of $750,000 on account of fees, costs and out-of-pocket expenses incurred by the Company (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors) arising out of, in connection with or related to the Merger or the transactions contemplated by this Agreement, of which $500,000 shall be paid promptly, but in no event later than two business days after such termination, and the remainder shall be paid, without interest thereon, fourteen months after such termination.

               12. Defined Terms. Capitalized terms that are defined in the Agreement and not otherwise defined in this Amendatory Agreement shall have the meanings ascribed to them in the Agreement.

               13. Representations and Warranties Restated. Except as set forth on Schedule A hereto, each and every representation and warranty made by the parties to the Agreement is hereby restated as of, and as if originally made on, the date hereof.

               14. Agreement Remains in Force. Except as expressly set forth in this Amendatory Agreement, the Agreement remains unmodified and in full force and effect.

               15. Counterparts; Effect. This Amendatory Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

               IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Amendatory Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


                                     ENTEX INFORMATION SERVICES, INC.



                                     By: /s/ Robert R. Auray, Jr.
                                        ----------------------------------------
                                           Name:
                                           Title: Executive Vice President and
                                                  Chief Financial Officer


                                     ENTEX ACQUISITION CORP.



                                     By: /s/ Robert R. Auray, Jr.
                                        ----------------------------------------
                                           Name:
                                           Title: Vice President


                                     RANDOM ACCESS, INC.



                                     By: /s/ Bruce A. Milliken
                                        ----------------------------------------
                                           Name:
                                           Title: Chairman

                                                                      Schedule A


        Add to Schedule 3.09:

        15. Losses from operations for the fiscal quarter ended May 31, 1995, previously identified and disclosed to Parent, currently estimated to be approximately $950,000 after taxes.

                                                                        ANNEX C



                              CONSULTING AGREEMENT

        This Consulting Agreement, dated __________, 1995, is by and among ENTEX INFORMATION SERVICES, INC., a Delaware corporation ("ENTEX"), RANDOM ACCESS, INC., a Colorado corporation (the "Company") and BRUCE A. MILLIKEN (the "Consultant").

        WHEREAS, pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 15, 1995, as amended, among ENTEX, ENTEX Acquisition Corp., a Colorado corporation and a wholly owned subsidiary of ENTEX ("Sub"), and the Company, ENTEX has agreed to acquire all of the issued and outstanding Common Stock of the Company, through the merger of Sub with and into the Company, on the terms and subject to the conditions set forth in the Merger Agreement; and

        WHEREAS, prior to the date hereof, Consultant has been employed by the Company and possesses expertise regarding the Company's business and affairs which ENTEX and the Company desire to retain and to use after the Effective Time (as defined in the Merger Agreement); and

        WHEREAS, ENTEX and the Company desire to engage the Consultant to provide consulting services to the Company, and, if requested, to ENTEX, from and after the Effective Time, on the terms and conditions set forth herein, and the Consultant has agreed to accept such engagement and to provide such consulting services.

        NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:


                                   ARTICLE I
                            ENGAGEMENT AS CONSULTANT

        Section 1.1 Engagement as Consultant. Effective as of the Effective Time, ENTEX and the Company hereby engage the Consultant to provide consulting services to the Company, and, if requested, to ENTEX and the Consultant hereby accepts such engagement and agrees to provide consulting services as provided herein.

        Section 1.2 Consulting Services to be Provided. Subject to the terms of this Agreement, the Consultant shall provide consulting services and advice to ENTEX, the Company or both, with respect to (i) the realization by ENTEX and the Company of maximum value from the sale or other disposition of the real property, building and improvements comprising the premises at 8000 East Iliff Avenue, Denver Colorado (the "Headquarters Building") at which the Company's principal executive offices are currently located, (ii) the Company's defense of litigation currently pending against the Company and the Company's response to the currently pending investigation of the Company by the Securities and Exchange Commission, (iii) the development and implementation of cost savings and other operational improvement programs for the Company at both the corporate and branch levels, and (iv) such additional consulting services as ENTEX and the Company may determine. During his engagement under this Agreement, Consultant shall devote such time to the subject of his engagement hereunder during normal working hours as will result in his performing his engagement in a diligent and professional manner. The specific consulting services to be provided by the Consultant shall be determined by any one of the Chief Executive Offices of the Company, the President of ENTEX, or the Executive Vice President and Chief Financial Officer of ENTEX.

     Section 1.3 Expenses. The Consultant shall be permitted to incur reasonable expenses incurred in connection with his engagement, including expenses for travel and similar items consistent with ENTEX's expense reimbursement policy. The Company or ENTEX, as the case may be, will reimburse the Consultant for all such expenses upon the presentation by the Consultant, from time to time, of an itemized account of such expenditures.

                                   ARTICLE II
                                CONSULTING FEES

     Section 2.1 Base Fees. As payment for services performed pursuant to his engagement hereunder, ENTEX and/or the Company shall pay to the Consultant a consulting fee at the rate of $225,000 per year, in equal monthly installments.

     Section 2.2 Transaction Bonus. ENTEX and/or the Company will decide not later than one year after the Effective Time regarding the sale or other disposition of the Headquarters Building, and will advise the Consultant of their decision. If the disposition of the Headquarters Building is consummated within one year after the date on which such decision is made and the purchase price obtained by the Company in such disposition (the "Purchase Price") is equal to or exceeds $3,000,000, then the Consultant shall be entitled to receive additional compensation, payable not later than 45 days after the consummation of such disposition, of an amount in cash equal to the sum of (i) $25,000, plus
(ii) (A) 2.0% of the amount by which the Purchase Price exceeds $3,000,000 but does not exceed $4,000,000; (B) 3.5% of the amount by which the Purchase

Price exceeds $4,000,000 but does not exceed $5,000,000; and (C) 5.0% of the amount by which the Purchase Price exceeds $5,000,000. The Consultant acknowledges and agrees that the terms, conditions and timing of any sale or other disposition of the Headquarters Building remain subject to the sole discretion and control of ENTEX, the Company or both ENTEX and the Company.

     Section 2.3 Supplementary Payment. Not later than five business days after the earlier to occur of (i) the consummation of any disposition of the Headquarters Building pursuant to Section 2.3 or (ii) the end of the contemplated term of the engagement as set forth in Section 3.1, ENTEX and/or the Company will pay to the Consultant the sum of $100,000 in cash, together with interest, if any, thereon at a rate per annum equal to the Prime Rate (as hereinafter defined) plus 2.00%, for the period beginning six months after the Effective Time and ending on the date of such payment. The payment described in this Section 3.1 is hereinafter referred to as the "Supplementary Payment."

     Section 2.4 Insurance. The Consultant shall be entitled to receive (on the same terms and costs made available to senior employees of the Company) such medical insurance coverage as is now offered by the Company to the senior employees of the Company. The Consultant shall also be entitled to receive life insurance coverage under the policies listed on Exhibit A attached hereto. The Consultant shall be required to make such contributions to the cost of such insurance coverages as may be required by the policies of the Company in effect from time to time. If the insurance plan of the Company does not permit consultants to be covered thereunder, then ENTEX or the Company shall pay to the Consultant an amount in cash sufficient to permit the Consultant to purchase insurance coverage comparable to the medical and life insurance coverage offered by pursuant to this Section 2.03. The Consultant shall not be eligible to participate in any 401(k) plan, pension plan, stock option, stock purchase or similar plan of ENTEX or the Company.

     Section 2.5 Automobile Allowance. The Consultant shall be entitled to receive an automobile allowance of $700 per month on the same terms as are now offered by the Company to the Consultant.

                                  ARTICLE III
                TERM OF ENGAGEMENT AS CONSULTANT AND TERMINATION

     Section 3.1 Term. The Consultant's engagement hereunder shall commence at the Effective Time and end on August 31, 1997, subject, however, to termination during such period as provided herein.

     Section 3.2 Termination by ENTEX or the Company. Notwithstanding any provision of this Agreement to the contrary, the Consultant's engagement will terminate upon his death or permanent disability, and ENTEX or the Company at any time may terminate the Consultant's engagement at any time, with or without cause, by giving Consultant written notice of such termination for cause, as hereinafter defined. For the purpose of this Section 3.2, "for cause" shall mean: (a) fraud, misappropriation or intentional material damage to the property or business of ENTEX or the Company; (b) the Consultant being charged with a felony; (c) conduct in an unprofessional, unethical, immoral or fraudulent manner if such conduct continues or is uncorrected for 10 days following written notice thereof to the Consultant; or (d) determination by ENTEX in good faith that Consultant has wilfully neglected to perform the duties incident to his engagement hereunder or committed gross negligence in the performance of the duties incident to his engagement hereunder, following Consultant's failure to cure any such failure of performance within 14 days after the delivery by ENTEX or the Company of written notice to Consultant of such failure of performance.

     Section 3.3 Termination by Consultant. The Consultant shall have the right to terminate this Agreement and his engagement hereunder at any time by giving ENTEX and the Company written notice of such termination.

     Section 3.4 Effect of Termination. The rights and remedies of the Consultant under this Section 3.4 of this Agreement shall survive termination of his engagement under this Agreement.

     In the event of termination of the Consultant's engagement by ENTEX or the Company for any reason other than "for cause" as set forth in Section 3.2, the Consultant shall receive at the option of ENTEX or the Company (i) either (A) the base consulting fees provided for in Section 2.1 for the remainder of the contemplated term of the engagement set forth in Section 3.1 or (B) a lump sum payment paid within forty-five (45) days after the termination of his engagement, equal to the base consulting fees provided for in Section 2.1 for the remainder of the contemplated term of the engagement as set forth in Section 3.1, subject to the application of a present value discount based upon the announced prime rate of interest of the lender which has made the largest loan to ENTEX then outstanding (the "Prime Rate"), as in effect on the date of termination, and (ii) the Supplementary Payment, if not previously paid.

     If the Consultant's engagement is terminated "for cause" pursuant to
Section 3.2, if the Consultant dies, becomes permanently disabled, or the Consultant voluntarily terminates his engagement, then neither ENTEX nor the Company will be liable to Consultant for (1) any further consulting fees pursuant to Section


                                      --4-

2.1, (ii) transaction bonus pursuant to Section 2.2, or (iii) Supplementary Payment, after the date of the termination of the Consultant's engagement.


                                   ARTICLE IV
                           DISCLOSURE OF INFORMATION

     Section 4.1 Consultant Shall Not Disclose Information. The Consultant recognizes and acknowledges that the list of the customers, any trade secrets and/or any other proprietary information of ENTEX or the Company, as it may exist from time to time, is a valuable, special, and unique asset of ENTEX and the Company. The Consultant will not disclose the list of the customers, any trade secrets and/or any other proprietary information of ENTEX or the Company, or any part thereof to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever, except as may be required by law and except for information that is publicly available through other sources.

     Section 4.2 Breach of This Article IV. In the event of a breach or threatened breach by the Consultant of the provisions of this Article IV, ENTEX, the Company or both shall be entitled to an injunction restraining the Consultant from breaching this Article IV in any manner, including without limitation, restraining the Consultant from disclosing, in whole or in part, the list of the customers of the Company, ENTEX or both, any trade secrets and/or any other proprietary information of ENTEX, the Company or both, or from rendering any services to any person, firm, corporation, association, or other entity to whom such list, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein shall be construed as prohibiting ENTEX, the Company or both from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from the Consultant. Should a court of law conclude that the provisions of this
Article IV are too broad to be enforceable, the parties hereto authorize such court to narrow the scope of this Article IV are too broad to be enforceable, the parties hereto authorize such court to narrow the scope of this Article IV to the extent necessary to enable enforcement thereof.


                                   ARTICLE V
                            COVENANT NOT TO COMPETE

     Section 5.1 Covenant Not to Compete. In consideration of the mutual covenants contained in this Agreement, the Consultant further covenants that for a period of three years after the termination of his engagement hereunder, the Consultant will not, within the State of Colorado and within 30 miles of any existing business locations of ENTEX or the Company, directly or indirectly, own, manage, operate, control, act as a consultant to, be employed by, participate in, or be connected in any manner with the ownership, management, operation or control of any businesses similar to the type of business conducted by ENTEX or the Company at the time of the termination of the Consultant's engagement hereunder.

     Section 5.2 Breach of This Article V. In the event of a breach or threatened breach by the Consultant of the provisions of this Article V, ENTEX, the Company or both shall be entitled to an injunction restraining the Consultant from breaching this Article in any manner, including without limitation, restraining the Consultant from rendering any services to any person, firm, corporation, association or other entity which services are prohibited by this restrictive covenant. Nothing herein shall be construed as prohibiting ENTEX, the Company or both from pursuing any other remedies available to ENTEX, the Company or both for such breach or threatened breach, including the recovery of damages from the Consultant. Should a court conclude that the provisions of this Article V are too broad to be enforceable, the parties hereto authorize such court to narrow the scope of this Article V to the extent necessary to enable enforcement thereof.


                                   ARTICLE VI
                                GENERAL MATTERS

     Section 6.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the conflict of laws principles thereof.

     Section 6.2 No Waiver and Notification. No provision of this Agreement may be modified, waived or discharged except by an agreement in writing signed by the affected party. A modification, waiver or discharge of any term or provision shall not be construed as a modification, waiver or discharge of any other term or provision.

     Section 6.3 Amendment. This Agreement may be amended, altered or revoked at any time, in whole or in part, by filing with this Agreement a written instrument setting forth such changes, signed by all of the parties.

     Section 6.4 Assignment, Inurement. This Agreement and the rights hereunder may not be assigned in whole or in part. Subject to this Section, this Agreement shall be binding upon and shall inure to the benefit of any successor or successors (including any successor by merger) of ENTEX and the Company.

     Section 6.5 Notice. For the purpose of this Agreement, notices and demands shall be deemed given when mailed by United

States certified or registered mail, return receipt requested, postage prepaid, addressed (i) in the case of ENTEX, to Six International Drive, Rye Brook, New York 10573, Attention: Lynne A. Burgess, Vice President and General Counsel;
(ii) in the case of the Company to 8000 East Iliff Avenue, Denver, Colorado 80231, Attention: Chief Executive Officer; and (iii) in the case of the Consultant to 5780 Honey Locust Circle, Greenwood Village, Colorado 80111. The parties may change such address by giving the other party notice of such change in the aforesaid manner, except that notices of change of address shall only be effective upon receipt.

     Section 6.6 Construction. Throughout this Agreement the singular shall include the plural, and the plural shall include the singular, and the masculine and neuter shall include the feminine, wherever the context so requires.

     Section 6.7 Text to Control. The headings of articles and sections are included solely for the convenience of reference. If any conflict between any heading and the text of this Agreement exists, the text shall control.

     Section 6.8 Severability. If any provision of this Agreement is declared by any court of competent jurisdiction to be invalid for any reason, such invalidity shall not affect the remaining provisions. On the contrary, such remaining provisions shall be fully severable, and this Agreement shall be construed and enforced as if such invalid provisions never had been inserted in the Agreement.

     Section 6.9 Entire Agreement; Supersedes All Prior Agreements. This Consulting Agreement represents the entire agreement of the parties with respect to the subject matter hereof, and supersedes all agreements, written or oral, of the parties hereto, including, but not limited to, the Amended Employment Agreement dated August 11, 1993 between the Company and Bruce A. Milliken, which shall be deemed to be terminated immediately prior to the Effective Time.

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                                            ENTEX INFORMATION SERVICES, INC.

                                            By:_____________________________
                                               Name:
                                               Title:

                                            RANDOM ACCESS, INC.

                                            By:_____________________________
                                               Name:
                                               Title:

                                            ________________________________
                                            Bruce A. Milliken

                                                                       Annex E-1

                               PURCHASE AGREEMENT
                                      FOR
                TOTAL ACCESS LIMITED LIABILITY COMPANY INTEREST

     This Purchase Agreement for an interest in Total Access Limited Liability Company is entered into by and between Random Access, Inc., a Colorado corporation (sometimes referred to herein as "Purchaser") and Bruce A. Milliken (sometimes referred to herein as "Seller"), executed effective as of June ____, 1995.

     A. Total Access Limited Liability Company ("LLC") was formed on May 31, 1991, and its Operating Agreement executed effective as of September 24, 1991, by and between Bruce A. Milliken (sometimes referred to herein as "Milliken") and Building Access, a Colorado general partnership, each of whom owned a fifty percent (50%) interest in the LLC.

     B. A First Amendment to Operating Agreement of total Access Limited Liability Company was executed effective as of May 20, 1994, by and between Milliken and Random Access, Inc. ("Random") whereby Random purchased Building Access' fifty percent (50%) interest in the LLC, and invested a significant amount of additional capital in the LLC resulting in a dilution in Milliken's percentage interest in the LLC to twelve percent (12%) and an increase in Random's percentage interest in the LLC to eighty-eight percent (88%).

     C. Purchaser desires to purchase and Seller desires to sell Seller's twelve percent (12%) interest ("Interest") in the LLC pursuant to the following terms and conditions:

                                   AGREEMENT

     1. Sale of Interest. Seller hereby sells and Purchaser hereby purchases Seller's twelve percent (12%) interest in the LLC. Simultaneous with the execution of this Agreement, in consideration for the purchase by the Purchaser of Seller's twelve percent (12%) interest in the LLC, Purchaser shall deliver to the Seller its check for Ten Dollars ($10.00). Both Purchaser and Seller acknowledge the sufficiency and adequacy of both the consideration transferred and the consideration received in this transaction.

     2. Representations and Warranties. Seller represents and warrants to Purchaser as follows:

     2.1 Ownership of Interest. Seller is the lawful owner of a twelve percent (12%) interest in Total Access, free and clear of all liens, encumbrances, restrictions and claims of every kind; Seller has full legal right, power and authority to enter into this Agreement and to sell, assign, transfer and convey the interest so owned by him pursuant to this Agreement; the delivery to Seller of the interest pursuant to the provisions of this Agreement will transfer to the Company valid title thereto, free and clear of all liens, encumbrances, restrictions and claims of every kind. Seller makes no representations and warranties whatsoever as to the condition or nature of the LLC's assets and Purchaser specifically acknowledges that it has relied on its own inspection of the nature and quality of the assets of the LLC.

          2.2 Due Execution and Enforceability. This Agreement is a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application referring to or affecting enforcement of creditors' rights and general principles of equity.

          2.3 No Conflict. The execution, delivery and performance of this Agreement will not result in any violation of, be in conflict with, or constitute a default under: (i) any provision of any judgment, decree or order to which Seller is a party or by which he is bound; (ii) any debt, mortgage, indenture or any material contract obligation or commitment to which Seller is a party or by he is bound; or (iii) any statute, rule or governmental regulation applicable to Seller.

          2.4 Brokers and Finders. Seller has not retained any investment banker, broker or finder, nor is Seller liable nor will the Company be liable for any broker's or finder's fee or any similar fee or charge, however designated, in connection with the transactions contemplated by this Agreement.

     3. Indemnification. Purchaser hereby agrees to indemnify and hold harmless Seller from any and all claims or liabilities relating to the LLC, its properties and its business operations. Specifically, Purchaser agrees to assume all responsibility of Seller on that certain promissory note in the approximate amount of $1,800,000 made payable to Bank One, N.A. which was originally incurred by the LLC and its members in order to finance construction of the LLC's property.

     4. Attorneys' Fees. If any dispute arises between the parties to this Agreement, then either party may submit the dispute to binding arbitration if the other party so consents. In the event of any litigation or arbitration between Purchaser and Seller to enforce any provision of this Agreement or any right of either party, the unsuccessful party to such litigation or arbitration shall pay the successful party all costs and expenses, including reasonable attorneys' fees, incurred.

     5. COUNTERPART. This Agreement may be executed in several counterparts, and as so executed shall constitute one Agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or to the same counterpart.

     6. GOVERNING LAW. The terms and provisions of this Agreement shall be governed by the laws of the State of Colorado.

     IN WITNESS WHEREOF, this Agreement is executed effective as of the date set forth above.

RANDOM ACCESS, INC.,
a Colorado corporation

By:
    -----------------------------------
    Richard A. Crawford, Jr., President


---------------------------------------
Bruce A. Milliken

                                                                       Annex E-2

                                SECOND AMENDMENT
                                       TO
                              OPERATING AGREEMENT
                                       OF
                     TOTAL ACCESS LIMITED LIABILITY COMPANY

     This Second amendment to the Operating Agreement of Total Access Limited Liability Company, a Wyoming limited liability company ("LLC"), is hereby executed by Bruce A. Milliken ("Milliken") and Random Access, Inc., a Colorado corporation ("Random") effective as of June __, 1995.


                                   BACKGROUND

     A. The Operating Agreement of the LLC was executed effective as of September 24, 1991, by and between Milliken and Building Access, a Colorado general partnership.

     B. A First Amendment to the Operating Agreement of the LLC was executed effective as of May 20, 1994, by and between Milliken and Random.

     C. Simultaneous with execution of this Amendment, Random has acquired Milliken's twelve percent (12%) interest in the LLC pursuant to a Purchase Agreement dated the date hereof.


                                   AGREEMENT

     1. CONSENT TO PURCHASE A COMPANY INTEREST. Milliken hereby acknowledges and consents to Random's purchase of his twelve percent (12%) interest in the LLC.

     2. ELECTION OF MANAGER. Random, the sole member, hereby agrees to elect Richard A. Crawford as the sole Manager of the LLC.

     3. FINAL COMPANY INTERESTS. As the result of the transaction referred to above, Random shall own one hundred percent (100%) of the membership interest in the LLC.

     4. ADOPTION AND REAFFIRMATION OF OPERATING AGREEMENT. By executing this Amendment, Random hereby accepts all terms and conditions of the LLC's Operating Agreement and Random hereby affirms that, except as set forth in this Amendment, all other provisions of the Operating Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, this Second Amendment is executed effective as of the date set forth above.


RANDOM ACCESS, INC.,
a Colorado corporation


By:
   -----------------------------------
   Richard A. Crawford, Jr., President



--------------------------------------
Bruce A. Milliken

                                Schedule 5.02(e)

                       Calculation of Tangible Net Worth
                      as of February 28, 1996 (Pro Forma)


Stockholders' Equity                              $18,909,000
                                                  -----------
Franchise rights and vendor
  authorizations, net of accumulated
  amortization                                    $   174,000

Goodwill and other intangible assets,
  net of accumulated amortization -- Random
  Access                                            1,936,000

Goodwill and other intangible assets -- ASAP        1,550,000

Deposits and other                                    109,000

Deposits -- ASAP                                       13,000

Lane Litigation settlement costs, net of
  tax benefit of $70,000                              105,000
                                                  -----------
                                                    3,887,000


Tangible Net Worth                                $15,022,000
                                                  ===========